WOODMEN OF THE WORLD

LIFE INSURANCE SOCIETY

ARTICLES OF INCORPORATION

AND

CONSTITUTION AND LAWS

The Woodmen of the World Life Insurance Society Articles of Incorporation and Constitution and Laws are part of your benefit certificate. (See Constitution and Laws, Article 6.) They describe how Woodmen of the World Life Insurance Society is governed, its purposes and objectives, as well as your rights as members.

TABLE OF CONTENTS

ARTICLES OF INCORPORATION
ARTICLE 1	Name	1
ARTICLE 2	Place of Business	1
ARTICLE 3	Organization and Powers	1
ARTICLE 4	Purposes and Objectives	1
ARTICLE 5	Supreme Governing Body	1
ARTICLE 6	Constitution and Laws	2
ARTICLE 7	Membership	2
ARTICLE 8	Subordinate Bodies, Subsidiaries and Affiliated Entities	2
ARTICLE 9	Amendments	2

CONSTITUTION AND LAWS
ARTICLE 1	The National Convention	2-5
ARTICLE 2	The National Board of Directors	5-8
ARTICLE 3	Other Duties and Powers	8-9
ARTICLE 4	Jurisdictions	9-10
ARTICLE 5	Chapters	10-12
ARTICLE 6	Benefit Certificates of Membership	12-15
ARTICLE 7	Dispute Resolution Procedures	15-17
ARTICLE 8	Judiciary Committee and Appeals Thereto	17
ARTICLE 9	Amendments	17-18

ARTICLES OF INCORPORATION

Revised October 1, 2024

ARTICLE 1

Name. The name of this corporation is “Woodmen of the World Life Insurance Society,” hereinafter “WoodmenLife.”

ARTICLE 2

Place of Business. WoodmenLife’s principal office (Home Office) shall be in Omaha, Nebraska, or at any other place the National Board of Directors may select.

ARTICLE 3

Organization and Powers. WoodmenLife is a Fraternal Benefit Society, organized under the laws of the State of Nebraska, without capital stock, conducted solely for the benefit of its members and their beneficiaries, and not for profit. It shall be operated on a lodge system based on local chapters with a ritualistic form of work and a representative form of government. It shall have all the powers granted by law and shall have perpetual existence unless these Articles of Incorporation are surrendered or WoodmenLife is consolidated, merged or dissolved as authorized by law.

ARTICLE 4

Purposes and Objectives. The purposes and objectives of WoodmenLife shall be:

(a)  To seek as members individuals who desire to join together for mutual benefit and protection and, through our lodge system, based on chapters, to establish and implement programs to benefit our communities and our Nation as a whole through organized volunteer efforts. Members of WoodmenLife share common values and work to achieve shared fraternal ideals through their family, civic, charitable and patriotic activities. WoodmenLife shall engage in and support activity consistent with these fraternal ideals. Through a commitment to family, we become more dedicated family members; through volunteerism, we strengthen communities by assisting others and organizations which help others; through patriotic allegiance, we pledge to be better and more dedicated citizens; and through our chapters, we dedicate ourselves as volunteers to strengthen our families, our communities and our Nation;

(b)  To issue to its members, either with or without medical examination, certificates providing for such benefits as may be authorized by the Constitution and Laws and in accordance with the laws governing fraternal benefit societies; and

(c)  To engage in any and all other business allowed by law, consistent with the above purposes and objectives.

ARTICLE 5

Supreme Governing Body. WoodmenLife’s supreme governing body shall be known as the “National Convention,” which shall be composed of its National Convention Representatives as provided for and defined in the Constitution and Laws.

Regular sessions of the National Convention shall be held as often as once in each four calendar years at such times and places as may be determined by the President & CEO of WoodmenLife. Special sessions or referenda may occur as provided by the Constitution and Laws of WoodmenLife.

ARTICLE 6

Constitution and Laws. WoodmenLife shall have the power, through its National Convention or National Board of Directors, to provide a Constitution and Laws; to provide rules and regulations for its own government and that of its chapters and members and certificate holders; to alter and amend the same at any session of the National Convention or meeting of its National Board of Directors; to provide for the organization of subordinate, subsidiary or affiliated entities such as local chapters and Jurisdictional Conventions and prescribe the laws, rules and regulations for their government; and to do all other acts and things necessary to carry out the purposes and objectives for which it is organized.

ARTICLE 7

Membership.

(a)  Benefit Members. A benefit member is a person who meets the qualifications set forth in Article 4 above or is a member of a group and who has been accepted for membership. Each member shall also be a member of a subordinate body of WoodmenLife (Chapter). Benefit members shall be divided into the following classes:

(1)  Adult Benefit Members. A person who is accepted for membership and who is either sixteen years of age or older, or not considered a minor in his/her state of residence shall be an adult benefit member of WoodmenLife.

(2)  Youth Benefit Members. A person who is accepted for membership and who is under sixteen years of age shall be a youth benefit member of WoodmenLife. Such members shall have those rights of membership as may be provided in the benefit certificate or by the National Board of Directors.

(3)  Associate Benefit Members. A person who is accepted for membership as a member of a family or group subscribing to a benefit certificate shall be an associate member of WoodmenLife. Such member shall have those rights of membership as may be provided in the benefit certificate or by the National Board of Directors.

(b)  Good-Standing Benefit Members. A Good-Standing Benefit Member is one who has made all payments according to the terms of the benefit certificate or under this Constitution and Laws. Benefit members of WoodmenLife who are not in good standing shall not hold any office in the National Convention or any of the subordinate bodies of WoodmenLife or attend or participate in any business, social or other meeting thereof which is limited to Good-Standing Benefit Members.

(c)  Social Members. A person who has been accepted for social membership and who meets the qualifications set forth in Article 4 above and who does not hold a good-standing benefit certificate is a social member of WoodmenLife. Social members shall not be eligible to hold any office in or be a National Convention or Jurisdictional Convention Representative, or have any voice in the election of National Convention and Jurisdictional Convention Delegates.

ARTICLE 8

Subordinate Bodies, Subsidiaries and Affiliated Entities. The subordinate bodies of WoodmenLife shall be Jurisdictions, Chapters, and Youth Chapters. The subsidiaries of WoodmenLife shall be those entities established by it. The affiliated entities of WoodmenLife shall include, but are not limited to, fraternal, camp and chapter corporations, as well as not-for-profit organizations as originated by WoodmenLife.

Every adult Good-Standing Benefit Member is assigned to a chapter and can participate in chapter meetings and activities. Each chapter is located within a defined geographical area called a Jurisdiction. Chapters elect Jurisdictional Convention Delegates who attend Jurisdictional Conventions, which are held every four years. Jurisdictional Conventions elect National Convention Delegates who attend a National Convention, which is held every four years during the same year as the Jurisdictional Convention.

ARTICLE 9

Amendments. These Articles of Incorporation may be altered or amended at any session of the National Convention by a two-thirds vote of the National Convention Representatives or at any meeting of the National Board of Directors by a two-thirds vote of the members thereof.

CONSTITUTION AND LAWS

Revised October 1, 2024

ARTICLE 1

The National Convention

Sec. 1. Name. The supreme legislative and governing body of WoodmenLife shall be known as the National Convention.

Sec. 2. Powers.

(a)  Jurisdiction and Powers. The National Convention shall have plenary, original and appellate jurisdiction in all matters pertaining to WoodmenLife and its general welfare. It shall have the power to enact laws for its own government, the government and management of WoodmenLife in general, and its subordinate bodies and subsidiaries. It shall be the sole judge of its elections and the qualification of its own National Convention Officers, National Convention Representatives and members of WoodmenLife.

(b)  Power To Suspend or Remove Its National Convention Representatives and Members of WoodmenLife. It may, by itself when in session, or through the National Board of Directors when the National Convention is not in session, by a two-thirds vote of either body, suspend or remove any of its National Convention Representatives or members of WoodmenLife for violating any of the laws of WoodmenLife or for doing any other act or thing which tends to bring reproach upon the National

Convention, WoodmenLife or any of its National Convention Representatives or members of WoodmenLife or for any other good and sufficient cause. In addition to this provision, all National Convention Officers or the National Board of Directors when the National Convention is not in session may be removed as outlined in Article 2, Section 7 of this Constitution and Laws. Any National Convention Representatives or member of WoodmenLife suspended or removed under this subsection may appeal to the Judiciary Committee and National Convention as provided in Article 1, Section 2(a) and Article 8 of this Constitution and Laws.

Sec. 3. Composition.

(a)  National Convention Representatives. The National Convention shall be composed of the National Convention Representatives. The National Convention Representatives include the National Convention Officers, the members of the Judiciary and Legislative Committees, Jurisdictional Presidents, Immediate Past Jurisdictional Presidents and duly elected National Convention Delegates from each Jurisdiction. Each National Convention Representative is entitled to one vote on any issue properly before the National Convention for vote.

(b)  National Convention Officers. The National Convention Officers shall be the same persons as comprise the National Board of Directors of WoodmenLife.

(c)  National Convention Delegates. The National Convention Delegates consist of the duly elected individuals from certain Jurisdictions as outlined and identified in Article 4, Section 4 of this Constitution and Laws.

(d)  Alternate National Convention Representatives. In case a Jurisdictional President, an Immediate Past Jurisdictional President, or a National Convention Delegate from any Jurisdiction is unable to attend the National Convention, then the Jurisdictional Vice President, the Past Jurisdictional President most recently elected or an alternate National Convention Delegate from such Jurisdiction, respectively, if otherwise qualified, shall be certified by the Credentials Committee as a National Convention Representative of that session of the National Convention with all the powers and privileges of his/her principal, provided that notice requesting the substitution is received in the Home Office at least fourteen days in advance of the opening date of the National Convention. No person shall be certified as an alternate National Convention Representative except as herein provided.

(e)  Suspensions. Any National Convention Representative, or an alternate thereto, who is not a Good-Standing Benefit Member shall, thereby, forfeit all rights and privileges of such office, and such office shall be declared vacant by the President & CEO of WoodmenLife.

Sec. 4. Officers of the National Convention. The officers of the National Convention shall be the same persons as comprise the National Board of Directors of WoodmenLife when the National Convention is not in session.

Sec. 5. Sessions and Quorum of the National Convention.

(a)  Regular Sessions. Regular sessions of the National Convention shall be held every four years in the odd-

numbered years beginning in 1965, at such times and places as may be determined by the President & CEO of WoodmenLife. Sessions of the National Convention may be postponed or conducted electronically in the event of war, national emergency, or other circumstances as may justify such actions as determined by the President & CEO of WoodmenLife, in his or her sole discretion, and provided that electronic sessions shall utilize a means of communication by which the National Convention Representatives participating may simultaneously hear each other during the session.

(b)  Special Sessions.

(1)  Special sessions may be called by the President & CEO at any time and place, when authorized by two-thirds of the entire National Board of Directors. Special sessions shall be called and convened by the President & CEO, within sixty days, at such time and place as may be set forth in a demand therefor in writing by at least two-thirds of the entire National Board of Directors.

(2)  Special sessions shall have all the authority and powers possessed by regular sessions and shall be composed of the National Convention Representatives who attended, or were entitled to attend, the last regular session of the National Convention.

(c)  Quorum. A majority of the National Convention Representatives entitled to sit in any session of the National Convention shall constitute a quorum to open the National Convention. A simple majority of those present and voting shall be sufficient to decide all motions and other issues rightly before it, except as otherwise provided in this Constitution and Laws.

Sec. 6. National Convention Committees.

(a)  Standing Committees. There are hereby created the following standing committees of the National Convention the members of which shall be appointed by the President & CEO on the last day of each regular session to serve until the close of the succeeding regular session and whose duties shall be as herein enumerated:

(1)  Legislation Committee. The Legislation Committee shall be composed of fifteen National Convention Representatives of the National Convention session at which they are appointed and who shall perform the duties set forth in Article 9, Section 2(c) of this Constitution and Laws. WoodmenLife’s General Counsel shall serve as an ex officio member of the committee.

(2)  Judiciary Committee. The Judiciary Committee shall be composed of not fewer than five or more than seven National Convention Representatives. No person shall serve for more than two consecutive terms. The committee shall elect one of its members as Chair and one as Secretary and notify the President & CEO and Secretary of WoodmenLife thereof. The General Counsel of WoodmenLife shall serve as an ex officio member without voting privileges.

(3)  Additional Standing Committees. The President & CEO shall have authority to appoint such other standing committees from among the adult benefit members of

WoodmenLife and/or the then-National Convention Representatives as the President & CEO shall see fit, to assist the National Convention in the transaction of any of its business.

(4)  Term of Office. The term of office of the members of all standing committees of the National Convention shall be until the adjournment of the next regular session of the National Convention. No person may serve consecutive terms on the same committee unless serving by virtue of his or her office, except members of the Judiciary Committee who may serve up to two consecutive terms.

(b)  Special Committees. Notwithstanding Article 1, Section 6(c) of this Constitution and Laws, at the commencement of and during each session of the National Convention, the President & CEO may appoint such special committees from among the current or past National Convention Representatives as he may deem necessary, to serve during that session only.

(c)  Nominating Committee. The Nominating Committee is considered a Special Committee of the National Convention. Sixty days prior to the opening of the next regular session of the National Convention, the President & CEO shall appoint the members of a Nominating Committee, subject to approval by a majority vote of the National Board of Directors, who shall recommend a slate of National Convention Officers for approval by the National Convention Representatives. The terms of office of the members of the Nominating Committee of the National Convention shall be sixty days prior to the commencement of the National Convention until the close of the National Convention. No member of the Nominating Committee may serve more than two consecutive terms on the Nominating Committee.

(d)  Vacancies. Except as otherwise provided in this Constitution and Laws, vacancies occurring on any of the standing or special committees of the National Convention, or any other committee herein authorized, may be filled by the President & CEO.

(e)  Additional Qualifications of Committee Members. No person shall be appointed to, or remain a member of, a Special, Nominating or Standing Committee of the National Convention, or any other committee created and/or authorized by this Constitution and Laws, unless he/she is a Good-Standing Adult Benefit Member of WoodmenLife.

Sec. 7. Expenses of National Convention Representatives. The National Convention Representatives shall be paid their reasonable expenses for attending the sessions of the National Convention.

Sec. 8. National Convention Qualification and Disqualification.

(a)  Qualification of National Convention Officers. No person shall be elected by the National Convention as a National Convention Officer thereof, be appointed thereto, or hold such office unless the person is a Good-Standing Benefit Member.

(b)  Disqualifying Occupations and Events. Any person who violates any insurance statute or regulation or any federal or state criminal law that would preclude or prohibit his or her employment by WoodmenLife or who becomes, or has been within the year immediately preceding, an officer of or holder of a position of trust with any other fraternal benefit society or life-insuring institution shall be ineligible to become or remain a National Convention Officer or to be a National Convention Delegate or a Jurisdictional Convention Delegate unless such person is granted a specific waiver to serve by WoodmenLife’s Executive Committee; provided, however, individuals who held a position with another fraternal or life insurance institution who became members of the Sales Force may become secretaries of Chapters and Youth Chapters of WoodmenLife. This shall not be construed as disqualifying any person who is an attorney or physician employed occasionally or temporarily by any such life-insuring institution and shall not disqualify a person employed by another society that merges with WoodmenLife if such persons are otherwise qualified.

Sec. 9. Method of Nomination, Election, Term of Office and Installation of the National Convention Officers.

(a)  Nominations. The names of prospective National Convention Officers must be submitted to the President & CEO of WoodmenLife by a Good-Standing Benefit Member of WoodmenLife sixty days prior to the National Convention along with an application stating each member’s qualifications for the office. The President & CEO shall forward each name and application of the prospective National Convention Officers to the Nominating Committee, who shall review each application and recommend a slate of National Convention Officers one of whom shall be designated as a nominee for Chair of the National Convention. National Convention Representatives may also nominate from the floor of the National Convention, during the designated time, a prospective National Convention Officer, provided such prospective National Convention Officer’s name was submitted to the President & CEO of WoodmenLife by a Good-Standing Benefit Member of WoodmenLife sixty days prior to the National Convention, along with an application stating the member’s qualifications for the office. Any floor nomination not first submitted to the President & CEO and Nominating Committee as set forth herein shall be considered out of order and void. Prior to inclusion of any floor nomination to the slate of official nominations to be voted on by the National Convention, said floor nomination(s) must first be sent back to the Nominating Committee to validate whether the nominee has appropriate credentials to serve as a National Director and may only be added to the formal slate of nominees upon express written approval of the Nominating Committee. There shall be no nominations made by the Nominating Committee or made from the floor that create contests between two nominees. All nominations must be submitted as a universal slate of nominees each of whom shall meet the requirements set forth in Article 1, Section 8(a) and Article 2, Section 1 of this Constitution and Laws

(b) Election.

(1)  Except as provided otherwise, the election of all National Convention Officers shall be by voice vote, at such time during the session designated therefor in the order of business or as may be determined by the National Convention, and shall be decided by a majority vote upon a universal slate of nominees.

(2)  In the event the number of nominees on the slate exceeds the number of open seats for office, the election of all National Convention Officers shall be by ballot. The nominees receiving the most votes shall be elected as National Convention Officers. In cases where a ballot is used, a committee consisting of WoodmenLife’s Vice Presidents (excluding the General Counsel) shall serve to distribute and certify the results to the National Convention.

(3)  No vote may be cast by proxy.

(4)  No election shall decide a contest between two nominees.

(5)  No motion, except to take a necessary recess, shall be entertained during the election.

(c)  Term of Office. The election of the National Convention Officers shall be held at each regular session of the National Convention. A National Convention Officer shall serve until his successor is qualified and elected as discussed herein.

(d)  Installation of National Convention Officers. The National Convention Officers of the National Convention shall be installed by the President & CEO or by anyone he/she may designate.

Sec. 10. Order of Business. At all sessions of the National Convention, business shall be taken up in the order established by the President & CEO. The order of business may be transposed by the presiding officer at any time, as occasion may require.

Sec. 11. Recording and Publishing Proceedings. The Secretary, or a designee thereof, shall record all the proceedings of the National Convention. A synopsis of the proceedings of the National Convention, including all affirmative actions, thereof, shall be published in the official publication of WoodmenLife.

ARTICLE 2

The National Board of Directors

Sec. 1. Composition and Independent National Directors.

(a)  Composition. The National Board of Directors shall be composed of the President & CEO; up to three Executive Vice Presidents recommended by the President and CEO as part of the nominating process at each National Convention; and up to ten (10) additional members. A majority of the membership of the National Board of Directors shall be Independent National Directors as defined in Article 2, Section 1(b) of this Constitution and Laws. Other than the President & CEO and up to three Executive Vice President positions, at no time shall the National Board of Directors contain more than two National Directors who have been previously employed or contracted with WoodmenLife as an Executive Officer, Home Office

Employee, Recruiting Sales Manager, or Regional Director within the previous ten years unless such requirement is waived by a unanimous vote of the National Board of Directors.

(b)  Independent National Director. An Independent National Director is any individual who has not been actively employed with WoodmenLife within the previous three years as an Executive Officer, Home Office Employee, Recruiting Sales Manager, or Regional Director.

Sec. 2. Duties and Powers.

(a)  Powers. All power and authority of the National Convention, when not in session, shall be vested in the National Board of Directors, except as herein elsewhere provided.

(b)  Examine Transactions of its Members. The National Board of Directors may examine the transactions of its members at any time and shall receive such reports from its members as are required of them in this Constitution and Laws. It shall transact any other business rightfully before it.

(c)  Authority. It shall have the authority to act on behalf of the National Convention between regular sessions of the National Convention. The National Board of Directors shall have the authority to approve mergers, divestitures, consolidations, and acquisitions, subject to and in accordance with applicable laws, and pursuant thereto has the authority to execute and enter into merger, divestiture, consolidation, or any form of acquisition agreements, articles of merger, divestiture or consolidation, certificates of assumption, representations and warranties, as well as any other documents necessary to effectuate a merger, divestiture, consolidation or any acquisition. The National Board of Directors shall have further authority, subject to and in accordance with applicable laws and any required regulatory approval, to borrow money and issue financial instruments in connection therewith, including, without limitation, promissory notes, surplus notes or such other instruments of indebtedness as approved by the National Board of Directors, and pursuant thereto to enter into, execute and deliver such financing agreements and instruments for such purposes as the National Board of Directors deems necessary and appropriate, including, without limitation, financing to effectuate mergers, divestitures, consolidations, or acquisitions.

Legislation and other matters may be adopted by means of a referendum submitted by mail to qualified National Convention Representatives when the same is approved as herein provided. Qualified National Convention Representatives, for purposes of a referendum, shall be those National Convention Representatives of the last regular session of the National Convention who are eligible to act in the capacity as a National Convention Representative at the time of the referendum.

The National Board of Directors shall have authority to make rules and regulations for the orderly operation of Chapters and Jurisdictions, which shall include, but not be limited to, changes in the Bylaws and Rules of Order of subordinate bodies, subsidiaries and affiliated entities as defined in WoodmenLife’s Articles of Incorporation and Constitution and Laws, provided such changes do not conflict with this Constitution and Laws.

(d)  Power in Event of Taxes and Additional Payments. In the event any state or other taxing authority shall place any levy, tax or other charge upon any benefit certificate of membership issued by WoodmenLife and/or on any payments made by members, the National Board of Directors and/or the National Convention is hereby authorized to add such amount, or any part thereof, to the payments otherwise prescribed by WoodmenLife for any such certificates subject thereto, and the National Board of Directors and/or the National Convention may direct that the amount of such levy, tax or charge shall be a lien on the proceeds of any such certificates, or if a refund is made, it may be deducted therefrom, in both cases with interest thereon at the rate of five percent per annum, compounded annually.

(e)  Funds of WoodmenLife. The funds of WoodmenLife shall be as follows:

(1)  Insurance Fund. The Insurance Fund shall be a sum equal to the liability of WoodmenLife in connection with all benefit certificates and accrued expenses in relation to such certificates, together with an additional special reserve for fluctuation of assets, mortality, morbidity, interest earnings and expense. The National Board of Directors may provide for the establishment and operation of one or more separate accounts and issue contracts on a variable basis providing for the dollar amount of benefits or other contractual payments or values thereunder to vary so as to reflect the investment results of such separate accounts.

(2)  Fraternal Fund. The Fraternal Fund of WoodmenLife shall consist of all of the assets of WoodmenLife, except those set forth in subsection (1) hereof. The liabilities of the Fraternal Fund shall be all liabilities of WoodmenLife except those in connection with benefit certificates and accrued expenses in connection with such benefit certificates.

Sec. 3. Meetings.

(a)  Regular. The National Board of Directors shall hold regular meetings at least semiannually on such dates and at such places as may be determined by it.

(b)  Special. Special meetings of the National Board of Directors may be called by the Chair of the National Board or the President & CEO, at such times and places as either shall determine, whenever either of them deems it necessary for the good of WoodmenLife, and shall be called whenever five members of the National Board of Directors, in writing, request the same.

(c)  Quorum. A majority of the members of the National Board of Directors shall constitute a quorum at all meetings, but the affirmative vote of a majority of the entire membership thereof qualified to vote thereon shall be required to determine all issues rightfully before it, except as provided to the contrary in this Constitution and Laws.

(d)  Guests. Guests may be invited by the Chair of the National Board or the President & CEO to attend any regular or special meeting of the National Board of Directors. Guests may neither vote nor participate in any debate regarding a matter; however, guests may be called upon by the Chair of the National Board or the President & CEO to present information and answer relevant questions regarding a matter properly before the National Board of Directors.

(e)  Conduct. Any meeting, regular or special, of the National Board of Directors may be conducted by telephone and/or video conference at the discretion of the Chair of the National Board. Furthermore, in the event a National Director is unable to appear in person at any meeting, regular or special, of the National Board of Directors, said Director may appear via telephone and/or video conference at the discretion of the Chair of the National Board.

Sec. 4. Rule-Making Powers; Standing and Special Committees. The National Board of Directors may adopt rules under which it may operate and discharge its duties. No roll call vote shall be required on any issue except in the discretion of the Chair of the National Board or upon the request of a majority of the members of the National Board of Directors. Any vote may be conducted via secret ballot at the discretion of the Chair of the National Board or upon the request of three or more members of the National Board of Directors and any such rules adopted under this section or previously adopted by the National Board prior to the adoption of this section shall remain in full force and effect until such time as two-thirds of the members of the National Board of Directors vote to amend or eliminate said rule. The Chair of the National Board may appoint special committees of the National Board of Directors and Chairs of such committees with the approval of the National Board to expedite work and matters before it for consideration. The standing committees shall be the Audit, Governance, Compensation, Fraternal, Executive and Investment Committees. Members of the standing committees shall be appointed by the Chair of the National Board on an annual basis, subject to approval by a majority vote of the National Board, and shall be comprised of no fewer than three or greater than eight Independent National Directors. The members of each standing committee and the Chair thereof shall be appointed solely on the basis of his/her qualifications to serve on a standing committee. With the exception of the Executive and Investment Committees, no person shall serve as Chair of more than one standing committee. The number of members of each standing committee shall be determined by the National Board of Directors consistent with the requirements set forth herein. Notwithstanding these requirements, the President & CEO and one other Executive Officer recommended by the President & CEO and approved by the National Board shall be members of the Governance Committee, in addition to no fewer than three Independent National Directors.

(a)  Audit Committee. This committee shall transact all business and perform such duties as may be required of it by the National Convention, the National Board of Directors or the President & CEO, and/or as required by law, and shall otherwise perform oversight and review as it shall determine to be appropriate in the proper exercise of its sound judgment and discretion. This committee shall have as its purpose to provide oversight and monitoring of

WoodmenLife’s internal and outside auditors, financial operations, accounting practices, enterprise risk management and other matters as dictated by the judgment of the committee under guidelines established by the National Board of Directors. This committee and/or the National Board of Directors may, in its discretion, order an examination or audit, in whole or in part, of the affairs of WoodmenLife by an independent agency as often as it shall see fit and shall do so if the Department of Insurance of the State of Nebraska shall fail to do so at such intervals as required.

(b)  Governance Committee. The Governance Committee shall recommend to the National Board of Directors applicable governance guidelines; facilitate an annual review of the National Board’s engagement and the President & CEO’s performance for review by the National Board; recommend and/or review proposals to amend WoodmenLife’s Articles, Constitution and Laws; and identify individuals qualified to become National Directors other than Executive Vice Presidents, consistent with criteria approved by the National Board. While the National Board of Directors shall be responsible for the election of a President & CEO, the Governance Committee may assist the National Board, if so requested, to seek applicants, conduct interviews and/or recommend individual(s) for the position of President & CEO. Moreover, while the President & CEO is solely responsible for the appointment of all Executive Vice President positions, the Governance Committee may assist the President & CEO, if so requested, to seek applicants, conduct interviews and/or recommend individual(s) for a vacant Executive Vice President position. Notwithstanding anything to the contrary herein, any member of the National Board of Directors shall be empowered to make a nomination on his/her own initiative at any special or regular National Board meeting, and such nomination, if seconded, shall be considered by the National Board of Directors.

(c)  Compensation Committee. This committee shall initiate and certify to the National Board for its approval and ratification the regular and supplemental compensation and benefits of all elected Executive Officers and members of the National Board of Directors. No Executive Officer or member of the National Board of Directors shall vote to approve a recommendation of this committee involving his or her regular or supplemental compensation or benefits.

(d)  Fraternal Committee. This committee shall review and recommend to the National Board of Directors various fraternal initiatives, programs and benefits for members and the communities served by WoodmenLife members that are consistent with WoodmenLife’s mission, values and strategy, and consistent with the laws and regulations set forth for fraternal benefit societies.

(e)  Executive Committee.

(1) Supervision and Control Over Home Office Associates. The Executive Committee shall have supervision and control over the employment, duties, compensation, and general welfare of all persons employed by the Home Office, but may delegate such duties as it shall deem advisable, provided that no person, other than a member, shall be employed full-time by WoodmenLife.

(2) Operational Authority Over Group

Benefits. The Executive Committee shall have supervision and operational authority over the group benefits (which includes the right to amend the plans) of all associates. Group benefits include, but are not limited to, retirement, health, dental, disability, and life.

(3) Operational Authority Over Other Matters. The Executive Committee shall have supervision and operational authority over all matters involving WoodmenLife not delegated to the President & CEO or to another officer or to the Investment Committee or to a committee of the National Convention and not inconsistent with the powers of the National Board of Directors.

(f)  Investment Committee. The Investment Committee shall have full supervision and operational authority over the invested funds of WoodmenLife. All moneys of WoodmenLife, except such amounts as may be necessary to pay current obligations, shall be invested by the committee in such investments as are, or hereafter may be, authorized by applicable law. The committee shall have authority to take any action in respect to such investments as it shall deem necessary or prudent and may delegate any such duties as it shall deem advisable.

(g)  Executive and Investment Committee Composition and Rules.

(1)  Composition. The Executive and Investment Committees shall be composed of the Executive Officers of WoodmenLife.

(2)  Chair and Secretary. The President and Secretary of WoodmenLife, or designee of the Secretary, shall be, respectively, the Chair and Secretary of the Executive and Investment Committees.

(3)  Meetings. The Executive and Investment Committees shall meet at stated times or on notice to all by the Chair thereof or by a majority of their own number.

(4)  Rules Governing Executive and Investment Committees.

(i)  Rule-Making Powers. The Executive and Investment Committees shall have the power to make rules for the conduct of their affairs and to facilitate the discharge of their duties, subject to the power of the National Board of Directors to alter or prescribe other or additional rules. A majority of the members of any such committee shall constitute a quorum, but no action of any such committee shall be binding upon WoodmenLife unless taken by an affirmative vote of at least a majority of the entire membership of such committees.

(ii)  Executive and Investment Committees to Report. The Executive and Investment Committees shall report their formal actions to each regular session of the National Convention and the annual meeting of the National Board of Directors, in writing.

(iii)  Alternates. The Executive and Investment Committees shall have authority, in their discretion, to designate a sufficient number of alternates to serve in the absence of a member or members thereof. Alternates shall have full authority to act in the absence of their principal when called upon to do so by the Chair or a majority of the members of the committee.

(h)  Delegation of Powers. The National Board of Directors may delegate any of the powers, authority or duties it is required to perform to any standing or special committee or to any officer of WoodmenLife upon such terms or direction as the National Board may determine.

(i)  Committee Charters. Any committee, standing or special, may draft and adopt a charter. While any charter should be interpreted in the context of all applicable laws and regulations, as well as the context of WoodmenLife’s Articles of Incorporation and this Constitution and Laws, a charter does not establish by its own force any legally binding obligations. In the event any provision of a charter conflicts with provisions of WoodmenLife’s Articles of Incorporation and/or this Constitution and Laws, WoodmenLife’s Articles of Incorporation and/or this Constitution and Laws shall govern.

Sec. 5. Vacancy in Directorate.

(a)  Vacancy by a National Director other than the President & CEO or Executive Vice President. A vacancy on the National Board of Directors of any National Director that is not the President & CEO or an Executive Vice President shall be filled by nomination and election by a majority of the National Board during any regular or special meeting thereof, and a successor member of the National Board of Directors shall serve during the unexpired term and/or until a successor is elected and qualified.

(b) Vacancy by Executive Vice President. A vacancy of an Executive Vice President shall be filled by the President & CEO.

Sec. 6. Procedure in Event of Vacancy in Office of President & CEO. In the event of the death, total and permanent disability, resignation, suspension, retirement, or removal of the President & CEO, the Chair of the National Board of Directors, if not the President and CEO, or any Executive Vice President serving on the National Board of Directors, in that order, shall immediately call a special meeting of the National Board of Directors, which shall nominate and elect by a majority vote a President & CEO to serve during the unexpired term or the period of such suspension, as applicable. Until the special meeting of the National Board of Directors, the longest-serving Executive Vice President in that capacity shall be ex officio President & CEO.

Sec. 7. Procedure of Determining Disability, Suspension or Removal of Members of the National Board. The National Board of Directors shall determine when any member of the National Board should be suspended or removed from office. Any decision by the National Board of Directors that any member should be suspended or removed from office, shall be by an affirmative vote of not less than two-thirds of the total membership of the National Board. The removal of the President & CEO or any Executive Vice President from the National Board of Directors under this section shall also result in the termination of his/her employment with WoodmenLife as President & CEO or as an Executive Vice President.

In the case of the Executive Vice Presidents, in addition to removal as outlined above, they may also be removed by the President & CEO, with or without cause at the sole discretion of the President & CEO.

In the event an employee, Regional Director or Recruiting Sales Manager is a member of the National Board of Directors and is removed from his position as an employee, Regional Director or Recruiting Sales Manager, said employee, Regional Director or Recruiting Sales Manager is automatically removed from the National Board of Directors. Any member of the National Board suspended or removed under this subsection may appeal to the Judiciary Committee and National Convention, as provided in Article 1, Section 2(a) and Article 8 of this Constitution and Laws. This right of appeal does not apply to Executive Vice Presidents removed by the President & CEO with or without cause.

Sec. 8. Conflicts of Interest. The National Board of Directors shall establish a Conflict of Interest Policy. Any National Board member violating such policy shall be suspended or removed as the National Board shall determine.

Sec. 9. Chair of the National Board of Directors.

(a)  Qualifications for Chair. No person except the President and CEO of WoodmenLife or an Independent National Director who has never been employed by WoodmenLife may serve as Chair of the National Board of Directors.

(b)  Preside Over National Board of Directors. The Chair shall preside over the meetings of the National Board of Directors. In the absence of the Chair, the entire National Board of Directors shall elect by majority vote an interim Chair to preside.

(c)  Additional Duties. The Chair shall perform such other and additional duties as may be assigned by the National Board of Directors, upon such terms and conditions as may be agreed upon.

(d)  Removal of Chair. The Chair of the National Board may be removed as Chair by an affirmative vote of a majority of the National Board of Directors. Upon such removal, the National Board of Directors shall elect another member of the National Board of Directors to serve as the Chair by an affirmative vote of a majority of the National Board of Directors.

ARTICLE 3

Other Duties and Powers

Sec. 1. Executive Officers. The President shall be the Chief Executive Officer (CEO) of WoodmenLife and shall report to the National Board of Directors. The additional Executive Officers shall be the Executive Vice Presidents serving on the National Board of Directors pursuant to Article 2, Section 1 of this Constitution and Laws. The National Board of Directors may approve additional Executive Vice Presidents, for appointment by the President & CEO, as may be deemed necessary to manage WoodmenLife. The Executive Vice Presidents shall report to the President & CEO.

The specific duties of the WoodmenLife President and CEO and the Secretary shall be as described in this Constitution and Laws, in the attached Duties of Officers and as assigned. In the case of the President & CEO, the National Board of Directors shall assign additional duties and responsibilities; and in the case of the other Executive Officers, the President & CEO shall assign all other additional duties and responsibilities.

Sec. 2. Bonds of Officers and Employees; Fidelity Bond. The National Board of Directors and/or the President & CEO shall procure and maintain in force surety bonds on such officers and employees of WoodmenLife in such form and at least in such amount as required and specified by the Nebraska Department of Insurance.

Sec. 3. Execution of Contracts. The President & CEO and any one of the remaining Executive Officers or, in the absence of the President & CEO, any two of the remaining Executive Officers of WoodmenLife shall have full power and authority to execute all contracts, documents and obligations which shall be necessary or desirable for the conduct of WoodmenLife’s affairs when duly authorized to do so. The President & CEO shall have the power to delegate the signing of contracts as outlined in Section 1(r) under Duties of Officers. In addition, the National Board of Directors or the Executive Committee may authorize other officers of WoodmenLife to execute documents which affect their areas of operation, subject to such directions and limitations as the National Board or Executive Committee may establish.

Sec. 4. Indemnification of Officers and Employees. Every current and former officer, employee, and National Director of WoodmenLife shall be indemnified against losses or judgments assessed against him/her by a court of competent jurisdiction and for expenses actually and reasonably incurred by him/her in connection with the defense of any action, suit or proceeding, civil in nature, in which he/she is made a party by reason of serving WoodmenLife, except in relation to matters as to which he/she shall be adjudged in such action, suit or proceeding to be guilty of fraud, gross negligence or malfeasance in the performance of duty.

ARTICLE 4

Jurisdictions

Sec. 1. Their Establishment and Territorial Limits.

(a)  Established Jurisdictions. The territory in which WoodmenLife is authorized to do business shall be divided into units known as Jurisdictions, based on the guidelines established in this Article. A list of Jurisdictions is included with the Jurisdictional Bylaws, which are attached to this Constitution and Laws.

Except as otherwise provided, the National Board of Directors shall have authority to assign members of WoodmenLife not residing in any Jurisdiction to a Jurisdiction.

(b)  Establishment of Jurisdictions. Whenever there shall be 4,000 beneficiary members in any state or combination of states, upon notification thereof by the

President & CEO and Secretary of WoodmenLife, the National Convention or National Board of Directors may establish a Jurisdiction. Additional Jurisdictions may be established or subdivided, provided that any state, portion of a state or states, formerly a part of a Jurisdiction, shall be merged into one or more Jurisdictions adjacent thereto. The District of Columbia shall be regarded as a state.

(c)  Abolition of Jurisdictions. The National Board of Directors shall vacate any Jurisdiction which has less than 4,000 beneficiary members on November 30 for two consecutive years. The state, portion of a state or states comprising a Jurisdiction thus abolished shall be merged into or attached to one or more Jurisdictions adjacent thereto. When so abolished and merged, all Jurisdictional offices shall stand vacated except Past Presidents.

(d)  Jurisdictional Funds. Whenever any Jurisdiction is created and/or abolished, as provided in this Section, the funds and all other property of the Jurisdiction affected thereby shall be distributed and/or divided as follows:

(1)  Newly Created Jurisdictions. The funds of any Jurisdiction from which a new Jurisdiction is created shall be divided in proportion to the number of benefit members residing within the territory of the new Jurisdictions and the number residing in the Jurisdiction affected by any such subdivision thereof.

(2)  Abolished Jurisdictions. The funds of any Jurisdiction which has been abolished shall be divided between the Jurisdictions into which its former territory is merged in proportion to the number of benefit members residing within that part thereof so merged.

(e)  Past Presidents. No member shall be a Past President of more than one Jurisdiction at any one time. Past Presidents shall be such only with respect to the Jurisdiction in which they were elected, provided they hold membership in a chapter located therein. All Past Presidents moving from the Jurisdiction, but retaining their membership in a local chapter of the Jurisdiction, shall be entitled to attend all Jurisdictional Conventions and have all rights and privileges in the Jurisdictional Conventions as any Past President residing within the Jurisdiction.

(f)  Notice to All Chapters Affected. The Secretary of WoodmenLife, or designee thereof, shall notify the Secretary of every chapter affected by the establishment and/or abolition of any Jurisdiction at least sixty days prior to the time fixed for the convening of any such Jurisdictional Convention, giving the time, date and place thereof, which shall be fixed by the President & CEO of WoodmenLife.

Sec. 2. Composition of Jurisdictional Conventions; Members to Make Reports.

(a)  Composition. Each Jurisdictional Convention shall be composed of the Jurisdictional Convention Representatives. Jurisdictional Convention Representatives include the Jurisdictional Convention Officers, the National Convention Delegates to the last regular session of the National Convention and the following, each of whom shall be a Good-Standing Benefit Member of a chapter located in the Jurisdiction: Past Jurisdictional Presidents, Jurisdictional Convention Delegates from chapters located therein, and the Regional Director from each state or division thereof. Each Jurisdictional Convention Representative shall be entitled to one vote on matters considered by the Jurisdictional Convention. No person may be a Jurisdictional Convention Delegate from more than one chapter or a Jurisdictional Convention Delegate to more than one Jurisdictional Convention each quadrennium.

(b)  Jurisdictional Convention Representatives to Make Reports. All Jurisdictional Convention Representatives shall report to their respective Chapters at the next regular meeting thereafter concerning the actions of the Jurisdictional Convention attended by them.

Sec. 3. Jurisdictional Convention Officers and Their Duties. Jurisdictional Convention Officers and their duties are described in the Jurisdictional Bylaws, which are attached to this Constitution and Laws and which may be modified by the National Convention or the National Board of Directors.

Sec. 4. National Convention Representative from the Jurisdictional Convention and Alternates Thereto. The President and the Immediate Past President of Jurisdictions shall, by virtue of their offices, be National Convention Representatives and shall be the sole National Convention Representatives of Jurisdictions comprising a single state with more than 4,000 but fewer than 7,000 beneficiary members. Each such Jurisdiction shall also be entitled to a National Convention Delegate for each succeeding 4,000 such members or three-fourths fraction thereof within said Jurisdiction in excess of the first 4,000 such members.

Jurisdictions comprised of more than one state shall be entitled to National Convention Representatives in addition to the President and Immediate Past President as follows: one National Convention Delegate from each state within its territorial limits having at least 1,000 beneficiary members therein, except the state wherein the President resides, plus one National Convention Delegate-at-large for each succeeding 4,000 such members or three-fourths fraction thereof within said Jurisdiction in excess of the first 4,000 such members. Benefit membership shall be determined by the records of the Secretary of WoodmenLife, or designee thereof, as of November 30 immediately preceding any regular session of the Jurisdictional Convention.

Each Jurisdictional Convention in regular session shall elect its National Convention Delegates and a like number of alternates. The Secretary of WoodmenLife, or designee thereof, shall mail to the Jurisdictional Presidents and Secretaries, in ample time, a statement showing the number of benefit members within their Jurisdiction as of the November 30 preceding and the number of National Convention Delegates, if any, to which their Jurisdiction is entitled. Benefit members of WoodmenLife who are benefit members of subordinate bodies located within any Jurisdiction shall be regarded as living within the same for all purposes hereof.

Sec. 5. Jurisdictional Sessions and Quorums. Provisions describing Jurisdictional Sessions and quorum requirements are set forth in the Jurisdictional Bylaws, which are attached to this Constitution and Laws and which may be modified by the National Convention or the National Board of Directors.

ARTICLE 5

Chapters

Sec. 1. Chapters and Members Thereof. WoodmenLife acts on a lodge system based on chapters. The term “chapter” shall include family, adult, youth, and virtual and/or digital chapters. In addition, chapters may be further defined as subordinate bodies of WoodmenLife as stated in Article 8 of WoodmenLife’s Articles of Incorporation. Based on availability, members have the option of joining either a family chapter consisting of adult and youth members or a separate adult or youth chapter. Adult chapters can either operate as a family chapter or elect to maintain separate adult and youth chapters. Chapters shall exist only by the issuance of a charter signed by the President & CEO and Secretary of WoodmenLife. All benefit and social members of WoodmenLife shall be members of the chapter into which they are assigned, or into which they are transferred, subject to Articles 4 and 7 of the Articles of Incorporation.

(a)  Youth Chapters. Should a separate youth chapter be chartered, such youth chapter shall be composed of the benefit members of WoodmenLife who have not attained the age of sixteen years. They may be divided and given such names or designations as shall seem appropriate to the National Board of Directors.

Every chartered youth chapter, with the permission of the President & CEO of WoodmenLife, may be attached to and shall become the responsibility of an adult chapter. Youth members not of sufficient number to be chartered may be assigned to a family or adult chapter or transferred into another youth chapter, as the President & CEO shall determine. When so assigned, the Chapter Secretary and Treasurer, as the case may be, shall serve the youth chapter and/or members in the same capacity. Funds of youth chapters shall be handled in the same manner as funds of adult chapters, except that the Treasurer shall keep a separate account appropriately named to reveal its ownership. No funds of a youth chapter shall be used for any purpose other than a youth program sanctioned by WoodmenLife.

A program of youth activities and rules and regulations for their government, including officers thereof, shall be promulgated and prescribed by the President & CEO of WoodmenLife subject to the approval of the National Board of Directors and consistent with this Constitution and Laws.

The presiding officer of each family or adult chapter to which any youth chapter and/or youth members are attached shall appoint a Program Director to direct the same in their activities, subject to the approval of the President & CEO of WoodmenLife.

(b)  Transfer of Youth Members to Chapters. All youth members of WoodmenLife, upon attaining the age of sixteen years, shall be transferred to the chapter to which they or their youth chapter is attached, or, if not so attached, to the nearest family or adult chapter unless they shall request to be transferred elsewhere, subject to the provisions of this Constitution and Laws. The Secretary of WoodmenLife, or designee thereof, shall keep such records as are necessary to accomplish the foregoing.

(c)  Supervisory Power of National Convention or National Board of Directors Over All Chapters. The National Convention or the National Board of

Directors may prescribe rules and regulations to permit and facilitate any or all of the following:

(1)  The consolidation or merger of Chapters;

(2)  Joint meetings of adult members under a common ritual;

(3)  The organizing, creating and establishing, on a local basis within Jurisdictions, of District Meetings; and/or

(4)  The orderly operations of Chapters.

Sec. 2. New Chapters and Youth Chapters.

How Chartered. New family, adult and youth chapters may be chartered when at least twenty Good-Standing Benefit Members are secured. No charter shall be issued to youth chapters until at least twelve of the required number have attained the age of eight years. Upon attaining charter strength, a charter and all necessary supplies shall be forwarded by the Secretary of WoodmenLife, or designee thereof, to all new family, adult and youth chapters.

Sec. 3. Powers and Duties of Chapters.

(a)  Power and Limitations. Chapters shall have only such powers as are given them by this Constitution and Laws. The bylaws prescribed for their government and this Constitution and Laws shall govern them in all their transactions.

(b)  Duties. Every chapter shall receive all members using the prescribed ritual of introduction. They shall not deviate from the prescribed ceremony of introduction.

(c)  Additional Limitations. No chapter shall organize any corporation, association or other entity for the purpose of holding title to or managing any of its property without prior written approval of the President & CEO and Secretary of WoodmenLife and on such terms and conditions as each may prescribe. Any such entity now in existence shall hold and/or manage all such property subject to this Constitution and Laws and for the sole use and benefit of the chapter to which it belongs, beneficially or otherwise. All such entities holding legal title to any such property shall also account to the President & CEO of WoodmenLife as and when he/she shall direct and shall conform to his/her directives, even to the extent of dissolution and liquidation.

Sec. 4. Officers of Chapters, Their Duties, Meetings, and Quorum Requirements of Chapters. All provisions relating to chapter officers, their duties, meetings and quorum requirements are contained in the Chapter Bylaws which are attached to this Constitution and Laws and which may be modified by the National Convention or the National Board of Directors.

Sec. 5. Election and Qualification of Jurisdictional Delegates.

(a)  At any regular meeting prior to January 31, immediately preceding each regular session of the Jurisdictional Convention, Jurisdictional Convention Delegates and a like number of alternates shall be elected thereto in the same manner as the officers of Chapters, and the

Chapter Secretary shall immediately certify the same to the Secretary of the Jurisdiction and to the Secretary of WoodmenLife. The Secretary of WoodmenLife, or designee thereof, shall determine if all persons so elected are eligible to serve, based on guidelines established in WoodmenLife’s Chapter Bylaws, and certify them to the Jurisdiction by the Secretary of WoodmenLife. If any such person is found to be ineligible to serve, the Secretary of WoodmenLife, or designee thereof, shall immediately notify the chapter, which may elect another Jurisdictional Convention Delegate or alternate. The Secretary of WoodmenLife shall not certify the eligibility of any person whose notice of election is received later than March 1.

(b)  Each chapter located within the territorial limits of each Jurisdiction and which has not fewer than twenty beneficiary members shall be entitled to representation in the Jurisdictional Convention according to its membership as follows: one Jurisdictional Convention Delegate for twenty benefit members; one Jurisdictional Convention Delegate for each additional 100 benefit members up to 500 additional members; one Jurisdictional Convention Delegate for each additional 200 benefit members between 520 members and 920 additional benefit members; and thereafter, one Jurisdictional Convention Delegate for each additional 300 benefit members.

The number of such Jurisdictional Convention Delegates to which any chapter shall be entitled shall be determined by the records of the Secretary of WoodmenLife as of November 30 immediately preceding the election thereof. Alternate Jurisdictional Convention Delegates to Jurisdictional Conventions shall have the same rights and privileges as their principals, in the absence of the latter.

The charters of eligible Chapters failing to elect Jurisdictional Convention Delegates and alternates shall stand suspended. Failure to so elect Jurisdictional Convention Delegates and alternates to two consecutive Jurisdictional Conventions may result in a forfeiture of chapter charters, and the President of WoodmenLife may consolidate said chapter as provided in this Article 5.

Sec. 6. Consolidation and Merger.

(a)  The President & CEO of WoodmenLife, in his/her discretion, may consolidate or merge two or more family, adult or youth chapters whenever he/she deems it to be in the best interest of WoodmenLife, or he/she may, under like circumstances, transfer all the members thereof to any other such subordinate body, provided satisfactory provision is made for the payment of all liabilities of all such bodies dissolved and consolidated or merged or whose members are transferred to another such body. The President & CEO of WoodmenLife shall also have authority, in his discretion, to transfer only part of the members of any such body to another appropriate subordinate body without regard to the liabilities of the body from which they are transferred.

(b)  The records, paraphernalia, badges and all other property, real, personal, and mixed, belonging to any family, adult or youth chapter dissolved, consolidated or merged, shall become the property of the subordinate body with which it is consolidated or merged except any specific property the President & CEO requests to be forwarded to WoodmenLife. The officers of the chapter which has been dissolved, consolidated or merged shall execute all deeds, bills of sale and other documents that may be necessary or required to affect any such transfer of property.

Sec. 7. Suspension, Revocation and Reinstatement of Charters.

(a)  Upon the suspension or revocation of the charter of any family, adult or youth chapter, the officers thereof shall deliver to the President & CEO of WoodmenLife, or his/her duly authorized representative, the charter thereof, seal, rituals, records, funds, and all property of whatever kind or nature, title to which shall immediately vest in WoodmenLife. All members of such family, adult or youth chapter shall be immediately transferred by the Secretary of WoodmenLife, or designee thereof, to some other appropriate family, adult or youth chapter when the charter thereof has been revoked.

(b)  Upon the reinstatement of any suspended charter, all property not disposed of and the proceeds of all property disposed of, together with the charter and records taken at the time of such suspension, shall be restored.

(c)  Funds belonging to family, adult and youth chapters whose charters have been suspended shall be held by WoodmenLife until their charters are restored. If said charters are not restored, but are finally revoked, the funds shall be paid to those family, adult or youth chapters to which the members are transferred in proportion to the number of such members being transferred.

ARTICLE 6

Benefit Certificates of Membership

Sec. 1. Benefit Certificate, Form and How Obtained.

(a)  Benefit Certificate. A benefit certificate (which term includes a settlement option contract) creates contractual and membership relationships between WoodmenLife and others, as follows:

(1)  membership in WoodmenLife vests in the person identified as a member in a benefit certificate or as the payee in a settlement option contract or a member of a group subscribing to a benefit certificate; and

(2)  contractual rights and privileges as set out in the benefit certificate and which vest in the owner of the benefit certificate, if different from the member.

(b)  Contracts and Waivers.

(1)  The Contract. The contract between WoodmenLife and the owner consists of: the certificate, including any riders, endorsements and amendments; the application and any applications for modification of the certificate, which are based upon evidence of insurability; and the Articles of Incorporation and this Constitution and Laws, including all amendments to each, except that, where required by law, a contract on a variable basis shall be subject to the Articles of Incorporation and this Constitution and Laws in force on the date of its issue.

(2)  Waiver. No officer, employee or member of WoodmenLife, the National Convention or any of its subordinate bodies, or any other person whatsoever, shall have the power, right or authority to waive any of the conditions upon which benefit certificates are issued, or to change or waive any of the provisions of this Constitution and Laws, nor shall any custom or course of dealing on the part of any person or entity whatsoever, with or without the knowledge of any officer of WoodmenLife, have the effect of so changing, modifying, waiving, or forgoing such laws or requirements. Each and every benefit certificate is issued only upon the conditions stated in, and subject to, this Constitution and Laws then in force or thereafter enacted. The knowledge or act of any employee or representative of WoodmenLife shall not constitute a waiver of the provisions hereof by WoodmenLife or an estoppel of WoodmenLife.

(c)  Issued in Name of WoodmenLife. All such certificates shall be issued in the name of WoodmenLife and shall bear facsimile signatures of the President & CEO and Secretary of WoodmenLife.

(d)  Assignment and Alienation of Benefit Certificate. Subject to the notice provisions provided herein, nothing contained in this Constitution and Laws shall be construed to limit the right to assignment or alienation by a member of his or her benefit certificate, which shall not, of itself, terminate such membership. However, no assignment or pledge of a benefit certificate shall be effective until WoodmenLife shall have received, at WoodmenLife’s Home Office, written notice of such assignment or pledge. WoodmenLife shall be entitled to deal only with the owner of a benefit certificate (whether as the original owner or any subsequent assignee or pledgee of the benefit certificate pursuant to an assignment duly received at WoodmenLife’s Home Office), as then reflected on its books and records, until WoodmenLife shall have received, at WoodmenLife’s Home Office, written notice of the assignment or pledge of a benefit certificate or written notice of termination of the assignment or pledge, each as the case may be.

(e)  Ownership/Control of Youth Certificates. For certificates which so provide, ownership of a certificate issued in the name of a youth member shall be under the sole control of the applicant until the member reaches age sixteen; under the joint control of the applicant and the member between the member’s age sixteen and the age of majority; and under the sole control of the member after the member’s reaching the age of majority. The applicant may, by a writing approved by WoodmenLife, transfer the applicant’s rights to any person having an insurable interest in the life of the youth member or to any person as allowed by applicable law. In the event of the death of the applicant before the youth member reaches the age of majority, WoodmenLife shall recognize that person who has the duty to support the youth member, and who in fact does support the youth member, as the person who is entitled to exercise the rights of ownership and control which the applicant could have exercised.

As soon as shall be administratively practical after August 1, 2002, WoodmenLife shall provide certificates which allow the adult applicant, when applying for a certificate in the name of a youth member, an option to have ownership either in the applicant or in the youth member.

(1)  Ownership/Control by a Youth Member. If the youth member is the owner of the certificate, the applicant shall retain control over the certificate until the youth member reaches the age of majority. The applicant controller can exercise all rights in the certificate, except for the right of assignment, on behalf of the youth member until the youth member reaches the age of majority. The applicant controller may, by a writing approved by WoodmenLife, transfer control to any person having an insurable interest in the life of the youth member or to any person as allowed by applicable law. In the event of the death of the applicant controller before the youth member reaches the age of majority, WoodmenLife shall recognize that person who has the duty to support the youth member, and/or who in fact does support the youth member, as the person who is entitled to exercise the rights which the applicant controller could have exercised.

(2)  Ownership/Control by an Adult Applicant. If the applicant is the owner of the certificate issued in the name of a youth member, the applicant shall have the right to exercise all rights in the certificate.

Sec. 2. Applications for Membership.

(a)  Every application for benefit membership in WoodmenLife shall be signed by the applicant or a designee approved by WoodmenLife. Only duly authorized members of WoodmenLife’s Sales Force shall have authority to solicit such applications. Each application shall be dated as of the date it is signed by the applicant. Youth members shall be admitted to WoodmenLife only upon the application of some adult person, under such rules, regulations and requirements as shall be prescribed by the President & CEO or the National Board of Directors. “Person” shall be defined to include the trustee of a trust under which the youth member is a beneficiary, unless a trustee is not allowed under applicable law.

All provisions of this Constitution and Laws shall apply to youth certificates when the context does not indicate that they apply only to adult certificates.

(b)  All applications for benefit membership must be for a benefit certificate underwritten by WoodmenLife.

(c)  The Secretary of WoodmenLife, or designee thereof, shall assign each new member to the appropriate chapter or youth chapter nearest the member’s home. A member shall have the right to make a written request to be assigned or transferred to another chapter under procedures established by WoodmenLife. Separate rules shall be established for the transfer of youth members.

(d)  Benefit certificates in the form approved by the applicable regulatory entity and the President & CEO shall be issued only upon application for membership as provided in this section.

Sec. 3. Designation of Beneficiaries and Changes Thereof.

(a)  Designation. The beneficiary or beneficiaries, and alternate or alternates, if any, shall be designated in every benefit certificate.

(b)  Change of Beneficiary. Should any person having such right desire to change the beneficiary or beneficiaries named in a certificate, he may do so, during his lifetime, by submitting an electronic or written request to the Home Office of WoodmenLife giving the name or names of the new beneficiary or beneficiaries. Upon receipt of a properly completed WoodmenLife form used for this purpose and in accordance with WoodmenLife operating procedures, when such change of beneficiary or beneficiaries is approved, WoodmenLife shall formally record the change of beneficiary and send an acknowledgement. Such a change of beneficiary or beneficiaries shall not be legally effective until such time as it has been formally adopted by WoodmenLife.

WoodmenLife shall not be required to ascertain whether or not a certificate is in full force and effect before complying with any such request, and acknowledgment of any change shall not be construed as validating any such certificate.

Sec. 4. Certificate Payments.

All Members Required To Make Payments. All certificate payments due shall be made to the Home Office of WoodmenLife, on or before the first day of the monthly, quarterly, semiannual, or annual period it is intended to cover. If the reserves of WoodmenLife as to all or any class of certificates should become impaired, the National Board of Directors may require each certificate owner of WoodmenLife to make additional payments equal to the amount of the owner’s equitable proportion of such deficiency as determined by the National Board, and if the said additional payment shall not be made, it shall stand as an indebtedness against the certificate and draw interest not to exceed five percent per year, compounded yearly, or alternatively the owner may consent to a reduction of the corresponding insurance benefit proportionate to the value of the additional contributions, provided there shall be no personal liability upon any member or upon any applicant for youth certificate for any such additional payments. The provisions of this paragraph shall not apply to contracts issued on a variable basis.

Sec. 5. Payment to Beneficiaries and Surviving Beneficiaries.

(a)  In the event that two or more beneficiaries are designated as herein provided and one or more thereof predeceases the member, or perishes in the same disaster, or otherwise, so that it is not evident as to which died first, or if one or more of said beneficiaries are nonexistent or are unauthorized by the applicable law or under this Constitution and Laws to receive the benefits under any such certificate, and no new designation of beneficiary has been made by any person entitled to do so, that part of such benefits made payable to any such person shall be paid equally to the surviving beneficiary or beneficiaries.

(b)  Should a beneficiary predecease the member, or die simultaneously with the member, so that it cannot be determined who died first, or if the member, having provided that the rights of the beneficiary shall be conditioned upon survivorship of the beneficiary for a specified period of time, and the beneficiary has failed to survive for the specified period of time, then the proceeds of the certificate shall be paid as though the beneficiary had predeceased the member.

Sec. 6. Payment of Benefits When All Primary and Alternate Beneficiaries Are Deceased.

(a)  In the event a member, who is also the owner of a certificate, shall decease and be survived by no properly designated beneficiary to whom benefits can be paid, the benefits due shall be paid to the member-owner’s surviving spouse. If there is no surviving spouse, then said benefits shall be paid in equal shares, to the surviving children and legally adopted children of the member-owner; if none, then said benefits shall be paid in equal shares to the surviving parents of the member-owner; if none, then said benefits shall be paid to the member-owner’s estate.

(b)  In the event a member is not the owner of the certificate and there is no provision for successor ownership at the owner’s death, and the member dies without a designated or valid beneficiary, the benefits shall be paid to the surviving owner(s); if none, then said benefits shall be paid to the estate of the last surviving owner of the certificate.

(c)  In the case of an annuity certificate owned by an individual other than the annuitant, if benefits become payable at the death of the owner and the owner dies without a designated or valid beneficiary, the benefits shall be paid to the estate of the owner of the certificate.

Sec. 7. Conflicts Between Certificate Provisions and Constitution and Laws. All provisions in benefit certificates shall prevail in the construction of the contractual rights thereunder when there is a real or apparent conflict between said provisions and this Constitution and Laws.

Sec. 8. Applicable Conditions to Certificates Regarding Costs of Litigation. The following shall apply to every benefit certificate: In the event WoodmenLife becomes or is made a party to any court proceeding to determine to whom any payment shall be made because of conflicting claims, or otherwise, to the proceeds of a benefit certificate, then all court costs and other necessary costs, including a reasonable fee to the attorney representing WoodmenLife, shall be paid out of the amount due under any such certificate.

Sec. 9. No Person to Have Any Rights Except as Herein Provided. No member, or any other person claiming benefits or rights under any benefit certificate of membership issued by WoodmenLife, shall have any rights in, or claim to, any funds of WoodmenLife, except as provided in any such benefit certificate and/or this Constitution and Laws.

Sec. 10. Miscellaneous Values Payable at Death. At the death of an insured member, the benefits to be paid to the person or persons designated by the member, or to any person identified pursuant to Section 6 of this Article 6, or to any collateral assignee, shall include the contractual benefits provided by the certificate, plus any funds held by WoodmenLife in an advance premium deposit fund, and any other funds which WoodmenLife shall determine to be payable in respect to or incidental to the certificate at the member’s death.

Sec. 11. Total and Permanent Disability at Age Seventy.

(a)  When any member of WoodmenLife in

good standing who holds a combined benefit certificate shall have reached the age of seventy years, and shall have become presumably permanently totally physically disabled by reason of old age, and who has made provision for same by contributing at the rate therefor, as set forth in Section 12 of this Article 6, on application therefor and satisfactory proof thereof being furnished, on blanks provided therefor, to the Secretary of WoodmenLife at its Home Office, there shall be paid to said member from the beneficiary fund, less any indebtedness standing against the certificate, an amount equal to ten percent of that which would be due under the provisions of this certificate if he/she were deceased and at the end of each year thereafter, if he/she shall be presumably permanently totally physically disabled by reason of old age, upon making application therefor (on blanks provided for that purpose) during his/her lifetime a like amount shall be paid to him/her, less any indebtedness standing against his/her certificate, for nine consecutive years. In the event he/she dies before he/she shall have received the ten payments above provided, the amount remaining unpaid on his certificate, less any indebtedness standing against the certificate, shall be paid to his/her beneficiary, provided no sum shall be paid to said member unless he/she executes a release to WoodmenLife for the portion thereof so paid.

When any such member shall have become presumably permanently totally physically disabled by reason of old age, WoodmenLife may make a cash settlement with such member in lieu of the payment of the annual installments above mentioned.

(b)  The payment of any installment or installments on a certificate by WoodmenLife to the owner of said certificate does not bind WoodmenLife for further payments unless the member has continued to be presumably totally disabled and has continued the payments of the rates prescribed in Section 12 of this Article 6.

Sec. 12. Plan of Apportionment and Readjustment of WoodmenLife.

(a)  WoodmenLife’s plan of apportionment and readjustment identified by the signatures of W.A. Fraser, Sovereign Commander, John T. Yates, Sovereign Clerk, and attested by the Seal of WoodmenLife and marked “Filed July 23, 1919, John T. Yates, Sovereign Clerk” and now on file in the office of the Secretary of WoodmenLife, the tables of rates as adopted by the Sovereign Camp at Atlanta, Georgia, at its 1917 session and at Chicago, Illinois, at its 1919 session, and the provisions of Section 60 of WoodmenLife’s Constitution, Laws and Bylaws, as enacted at Chicago, Illinois, July, 1919, subsequently amended and reenacted at the Sovereign Camp held at San Francisco, California, June-July, 1941, and which has appeared in each edition of WoodmenLife’s Constitution, Laws and Bylaws, to and including that of the 27th Session of the Sovereign Camp held at San Antonio, Texas, in June 1949, said Section 60 having been renumbered from session to session until it became Section 108 at the 26th Session of the Sovereign Camp held in October 1947, are all made a part of these Laws, by reference, as fully as though the said plan of apportionment and readjustment, the said tables of rates and the said original Section 60 of the Constitution, Laws and Bylaws, as amended, were expressly rewritten, incorporated and included herein.

(b)  Members to whom Universal Whole Life

Certificates were issued on and after December 31, 1919, shall pay the rates per $1,000 of benefits at age of entry as set forth in the tables of rates as adopted by the Sovereign Camp at Chicago, Illinois, July, 1919, and on file in the office of the Secretary, and as last published in the Constitution, Laws and Bylaws of WoodmenLife, as amended and reenacted in June-July 1941 at San Francisco, California.

Sec. 13. Modifying the Terms of a Life Insurance Certificate After Issue. Modifying the terms of a life insurance certificate after issue by adding or removing a rider or endorsement, increasing or decreasing the death benefit, changing the death benefit option, reinstating the certificate after lapse or changing the rating class is permitted by WoodmenLife, except as limited by the certificate provisions and subject to WoodmenLife’s underwriting requirements and administrative practices.

ARTICLE 7

Dispute Resolution Procedures

Sec. 1. Resolution of Chapter and Jurisdiction Disputes.

(a)  Purpose. The purpose of this Section 1 is to identify the means by which members, chapters, Jurisdictions, or WoodmenLife may present and resolve grievances involving chapter or Jurisdiction matters or charges against other members, chapters, Jurisdictions or WoodmenLife consistent with the fraternal nature of WoodmenLife and the role of the fraternal lodge system, as defined by law, in fulfilling the purposes and objectives of WoodmenLife.

(b)  Scope. This Section 1 shall apply whenever a member, chapter, Jurisdiction, or WoodmenLife has a grievance involving chapter or Jurisdiction matters or wishes to initiate charges against any other member, chapter, Jurisdiction or WoodmenLife believed to have violated this Constitution and Laws or the chapter or Jurisdictional Bylaws, or to have engaged in conduct detrimental to the best interests of the member, chapter, Jurisdiction, or WoodmenLife. This Section 1 shall not apply, and Section 2 of this Article 7 shall apply, whenever the matter in dispute involves a member’s, benefit certificate owner’s, beneficiary’s or payor’s claim for damages, or claim for redress for a violation of his or her individual rights or for a denial of individual privileges or benefits which he/she claims as a member, benefit certificate owner, beneficiary, or payor or in cases where WoodmenLife invokes the procedure against a member, benefit certificate owner, beneficiary, or payor regarding individual rights, individual privileges or benefits. This section shall not apply to any dispute regarding a security owned by a public customer.

(c)  Procedures.

(1)  Chapter Grievances and Charges Against Members. Chapter grievances and charges against members initiated by other members under this Section 1 shall be filed in writing with the Chapter Secretary, with a copy to the President & CEO of WoodmenLife. The Chapter Secretary shall review the grievance and/or charge and render a determination within thirty days of receipt of the grievance and/or charge. The Chapter

Secretary’s determination of the grievance and/or charge may be appealed in writing to the President & CEO of WoodmenLife within thirty days of the Chapter Secretary’s determination. The President & CEO’s decision shall be final unless the member or chapter files a written appeal of the decision within thirty days to the Judiciary Committee as provided for in Article 8 of this Constitution and Laws. The decision of the President & CEO will be effective unless and until the decision is modified by the Judiciary Committee.

(2)  Chapter and Jurisdiction Grievances or Charges Against WoodmenLife.

Chapter and Jurisdiction grievances and charges against WoodmenLife under this Section 1 shall be filed in writing with the President & CEO of WoodmenLife. The President & CEO shall review the grievance and/or charge and render a determination within thirty days of receipt of the grievance or charge. The President & CEO’s decision will be final unless the chapter files a written appeal of the decision within thirty days to the Judiciary Committee as provided for in Article 8 of this Constitution and Laws. The decision of the President & CEO will be effective unless and until the decision is modified by the Judiciary Committee.

Sec. 2. Resolution of Individual Disputes.

(a)  Purpose. The purpose of this Section 2 is to provide opportunities for members, benefit certificate owners, beneficiaries, payors, and WoodmenLife or any subordinate bodies or affiliates of WoodmenLife, including its former and current members of the National Board of Directors, officers, employees, Representatives, associates and agents of same, to be promptly heard and to seek fair resolution of any and all disputes arising from or related to the rights, privileges, benefits, entitlements or status that a member, benefit certificate owner, beneficiary, or payor may claim or enjoy from a benefit certificate or membership in WoodmenLife, including any disputes arising from or related to a member’s involvement in the activities of any subordinate body or affiliate of WoodmenLife. Said process is consistent with the fraternal nature of WoodmenLife without the delay and expense of formal legal proceedings. This Section 2 is intended to apply to WoodmenLife or any subordinate body or affiliate of WoodmenLife, including its former and current members of the National Board of Directors, officers, employees, Representatives, associates and agents of same, to all current and future members, benefit certificate owners, beneficiaries, and payors and to all current and future benefit certificates.

(b)  Scope. This Section 2 shall apply whenever a member, benefit certificate owner, beneficiary, or payor of WoodmenLife makes any claim for damages, or claims any form of redress for any alleged interference with, or violation of, any right, privilege, benefit, or interest as set forth in subsection (a) above which he or she claims or enjoys as a member, benefit certificate owner, beneficiary, or payor including, but not limited to, disputes involving alleged fraud, tortuous conduct, negligence, misrepresentation, breach of contract, discrimination, denial of civil rights, conspiracy, defamation, or infliction of distress caused by WoodmenLife or any subordinate body or affiliate of WoodmenLife or any former or current member of the National Board of Directors, officers, employees, Representatives, associates, or agents of same and disputes regarding the denial of benefit claims under any certificate to the extent procedures of this Section 2 are not prohibited by applicable law. No lawsuit may be filed against WoodmenLife or any former or current member of the National Board of Directors, officers, employees, Representatives, associates or agents of WoodmenLife or any subordinate body or affiliate of WoodmenLife regarding any dispute covered by this Section 2 until the procedures described herein have been exhausted; a lawsuit may then be filed only if the applicable law does not recognize the procedures herein to be final and binding with respect to the matter in dispute. The scope of this paragraph is intended to include any and all claims of any nature that WoodmenLife or any subordinate body or affiliate of WoodmenLife might wish to invoke against a member, benefit certificate owner, beneficiary, or payor regarding individual rights, privileges, or benefits claimed by a member, benefit certificate owner, beneficiary, or payor. Nothing contained herein shall be deemed to supersede the provisions of Article 6, Section 8 of this Constitution and Laws.

This Section 2 shall specifically apply (i) in the event WoodmenLife or any former or current member of the National Board of Directors, officers, employees, Representatives, associates, or agents of same or any subordinate body or affiliate of WoodmenLife becomes or is made a party to any court or other legal proceeding to determine to whom any benefit of a benefit certificate shall be made payable because of conflicting claims, or (ii) to the payment of any benefit of a benefit certificate whereby WoodmenLife acknowledges that money or a benefit is payable but because two or more parties have submitted conflicting claims for the money or benefit payment, WoodmenLife is unable to determine to whom such benefit shall be paid. This Section 2 shall apply even in circumstances where WoodmenLife has not been made a party to any such dispute, conflicting claim, court, or other legal proceeding.

This Section 2 shall not apply to any dispute regarding a security owned by a public customer. Such disputes are governed by Article 7, Section 3 of this Constitution and Laws.

(c)  Initiating the Procedure. A member, benefit certificate owner, beneficiary, payor, or WoodmenLife seeking to initiate the dispute resolution procedure of this Section 2 shall contact the designated Dispute Resolution Official of WoodmenLife, who shall assist the member, benefit certificate owner, beneficiary, payor, or WoodmenLife in requesting and arranging for the following dispute resolution steps:

Step 1. Informal negotiation arranged by the Dispute Resolution Official, involving the member, benefit certificate owner, beneficiary or payor, and officials of WoodmenLife as appropriate to the dispute.

Step 2. If step 1 does not result in a mutually satisfactory resolution, mediation administered by and in accordance with the applicable mediation rules of the American Arbitration Association (or another neutral organization or party mutually agreed upon. If either party to the dispute elects not to participate in mediation, then the parties will proceed to step 3.

Step 3. If step 2 does not result in a mutually satisfactory resolution, arbitration administered by and in accordance with the applicable arbitration rules of the American Arbitration Association (or another neutral organization or party mutually agreed upon. The arbitrator may award any and all damages, or other relief allowed for the claim in dispute by applicable federal or state law. Unless (and to the extent) prohibited by the applicable law with respect to the issue in dispute, the decision of the arbitrator shall be final and binding, subject only to the right to appeal such decision by applicable state and/or federal law. In no event shall an appeal be taken in or through the American Arbitration Association or under any rules providing for such appeals by any other neutral or neutral third party organization. The member, benefit certificate owner, beneficiary, or payor shall have the right to consult with legal counsel of his or her choosing at any time and, throughout steps 2 and 3, shall have the right to be directly represented by legal counsel, shall have reasonable access to and discovery of relevant information, and shall have reasonable notice of the dates and times of the mediation and/or arbitration meetings. Any costs for representation by legal counsel shall be borne by the member, benefit certificate owner, beneficiary, or payor. Every reasonable effort shall be made to complete step 1 within thirty days of the date the notice of dispute is received from the member, benefit certificate owner, beneficiary, or payor; step 2 within an additional forty-five days; and step 3 within an additional ninety days. These timelines are intended as a guideline only, and failure to complete any step within the aforementioned time periods will not invalidate the process or the continuation of the process. It is in everyone’s best interest to raise and resolve disputes promptly; WoodmenLife shall not be obligated to process a dispute brought after the applicable statute of limitations period has expired. All mediation and arbitration meetings/hearings shall be conducted at a location convenient to the parties in the member’s, benefit certificate owner’s, beneficiary’s, or payor’s state of residence, unless the parties mutually agree on another location.

(d)  Rules and Procedures. WoodmenLife has established rules and procedures for handling all matters submitted under each step in the Dispute Resolution Procedure. Those rules and procedures are incorporated by this reference and may be modified from time to time by WoodmenLife.

(e)  Restriction on Joinder of Disputes. The procedures of this Section 2 are designed to afford individual members, benefit certificate owners, beneficiaries, payors, and WoodmenLife or any former or current member of the National Board of Directors, officers, employees, Representatives, associates, or agents of same, or any subordinate body or affiliate of WoodmenLife, a prompt, fair and efficient means of resolving their individual disputes. Accordingly, no disputes may be brought forward in a representative capacity or on behalf of any “class” of persons, and the disputes of multiple members, benefit certificate owners, beneficiaries, or payors (other than immediate family, which shall be defined as the spouse of any member, benefit certificate owner, beneficiary, or payor filing a claim and any dependent children currently residing in the same home) may not be joined together for purposes of these procedures without the express written consent of (i) all members, benefit certificate owners, beneficiaries, and payors affected thereby, and (ii) the President & CEO of WoodmenLife.

(f)  Costs. The costs incurred by the member/benefit certificate owner/beneficiary/payor and WoodmenLife in proceedings under this Section 2 are limited to the fees of mediators or arbitrators and filing fees, which shall be paid out of a Dispute Resolution Fund established by WoodmenLife. Each party shall pay its own attorneys’ fees and all associated costs. Because all decisions made by any arbitrator are final and binding on all parties, WoodmenLife shall not be obligated to pay any costs associated with or incurred by any member/benefit certificate owner/beneficiary or payor who attempts to appeal any final decision of any arbitrator, whether such attempt is made through appeal to the state or federal courts or through any neutral or neutral third party organization. Any and all such costs shall be borne solely by the member/beneficiary/certificate owner or payor who attempts such appeal.

(g)  Effect of Applicable Law. In cases where a claim or dispute is subject to law which prohibits agreements to submit future disputes to binding arbitration and where such law is applicable and not preempted by any contrary law, then unless both the individual (member, benefit certificate owner, beneficiary, or payor) and WoodmenLife have voluntarily agreed to binding arbitration after the claim or dispute has arisen, step 3 of the procedure set forth above shall be nonbinding, and the member, benefit certificate owner, beneficiary or payor will be so advised. In all other cases, step 3 of the procedure set forth above shall be binding.

Sec. 3. Resolution of Disputes of Security Holders. Any dispute regarding a security owned by a public and/or institutional customer shall be governed by the terms and conditions of Woodmen Financial Services, Inc.’s Customer Agreement and Pre-Dispute Arbitration Agreement.

ARTICLE 8

Judiciary Committee and Appeals Thereto

Jurisdiction and Powers. The Judiciary Committee shall have appellate de novo jurisdiction, based on the written record only, in all cases where the alleged offender is found guilty of violating any provision of this Constitution and Laws, provided an appeal is taken as provided in Article 7, Section 1 of this Constitution and Laws, within thirty days after written notice is received by the person found guilty, setting forth the grounds, together with the record, or that part thereof, upon which the appeal is based and the same is filed with the Secretary of WoodmenLife. The Secretary of WoodmenLife, or designee thereof, shall forward the appeal, together with the record of said proceedings, to the Secretary of the Judiciary Committee. The committee shall meet prior to each regular session of the National Convention when any such appeal is pending, at which time it shall consider all such appeals and render a written decision thereon, which shall be reported by the Chair to the National Convention, which may affirm or reverse the decision in whole or in part. The Judiciary Committee may allow arguments by the appellant and respondent, or any attorney on their behalf, during the consideration of any appeal.

ARTICLE 9

Amendments and Other

Matters

Sec. 1. Modes of Amending. This Constitution and Laws may be altered or amended at any session of the National Convention by two-thirds vote of the National Convention Representatives constituting the same or any meeting of the National Board of Directors by a two-thirds vote of the members thereof or otherwise the same shall be rejected.

Sec. 2. Amendment Proposals.

(a)  Duties of the Governance Committee of the National Board of Directors. The Governance Committee of the National Board of Directors may recommend and/or review proposals for amending WoodmenLife’s Articles, Constitution and Laws and such recommendations, if any, shall be submitted to the National Board of Directors for consideration.

(b)  Duties of General Counsel. WoodmenLife’s General Counsel or his designee(s) shall consider all proposals for amending the Constitution and Laws as may be submitted to him from any National Director and the General Counsel shall submit such proposal along with his analysis, if any, to the National Board of Directors. WoodmenLife’s General Counsel or his designee shall further consider all proposals for amending the Constitution and Laws from any of the Jurisdictional Conventions and/or the National Convention Officers that were submitted to the General Counsel at least sixty days prior to the National Convention, and he shall present his recommendations, if any, to the, Legislation Committee in writing.

(c)  Duties of Legislation Committee. The President & CEO of WoodmenLife shall establish a time and place for the Legislation Committee to meet prior to each regular session of the National Convention. The Committee shall consider all proposals for amending this Constitution and Laws as may be submitted to it from the General Counsel pursuant to Article 9, Section 2(b) of this Constitution and Laws. The Committee shall submit in writing its recommendations, if any, to the next regular session of the National Convention for consideration by the National Convention Representatives.

(d)  Two-Thirds Vote Required to Adopt. The recommendations of the Legislation Committee, if any, shall be submitted to the next regular session of the National Convention which may adopt same only by a two-thirds vote of all National Convention Representatives, or otherwise the same shall be rejected.

Sec. 3. Power to Correct Typographical Errors. The National Convention directs the Executive Officers of WoodmenLife to correct typographical errors that might appear in the foregoing Constitution and Laws and to renumber the Articles, Sections, subsections, and/or subparagraphs in codifying the same so as to place them in proper order but without changing the context, intent and purpose thereof.

Should any Article, Section, or part of this Constitution and Laws be held invalid for any reason whatsoever by any court of competent jurisdiction, such holding shall not affect the remainder or any part thereof.

Sec. 4. Masculine Includes Feminine and Plural the Singular. Whenever in this Constitution and Laws and attachments thereto the masculine pronoun is used, it shall be deemed to include the feminine. Whenever any word or words denoting the singular number is used, it shall be deemed to include the plural, and vice versa; provided, however, the context thereof does not clearly prohibit such interpretation.

Sec. 5. Effective Date of This Constitution and Laws. This Constitution and Laws and attachments thereto, as amended and adopted by a regularly scheduled meeting of WoodmenLife’s National Board of Directors and effective October 1, 2024, shall be in full force and effect on and after October 1, 2024 and shall apply to all benefit certificates of membership issued or assumed by WoodmenLife.

Sec. 6. Parliamentary Authority. For all matters of procedure before the National Convention, the National Board of Directors and subordinate bodies, the most currently available edition of Robert’s Rules of Order shall be the parliamentary authority unless specifically covered in this Constitution and Laws or by specific rules of procedure adopted by the National Board of Directors.

CHAPTER BYLAWS

The following Bylaws are prescribed for the Governance of WoodmenLife chapters. The term “chapters” shall include those subordinate bodies described in Article 8 of WoodmenLife’s Articles of Incorporation. The blank spaces should be filled, not inconsistent with the Constitution and Laws of WoodmenLife, and may be adopted by chapters subject to the approval of the President & CEO of WoodmenLife. Any language in parentheses ( ) is optional and may or may not be incorporated into the Bylaws of a Chapter.

ARTICLE 1

Name and Purpose

Sec. 1. Name. The name of this chapter shall be    Chapter No.     (If chapter), located in          , State of           .

Sec. 2. Members. This chapter shall be composed of its adult and youth members (adult members only if the chapter maintains a separate youth chapter).

Sec. 3. Purposes. This chapter is a subordinate body of Woodmen of the World Life Insurance Society (“WoodmenLife”), a fraternal benefit society that exists for the exclusive benefit of its members and operates under a lodge system based on local chapters. The chapter serves four essential purposes:

(a)  The chapter and its members form a part of the system that is the foundation through which WoodmenLife’s representative form of government is structured and operates;

(b)  The chapter represents WoodmenLife in the community by fostering and communicating WoodmenLife’s:

●  Common Bond: As members of WoodmenLife, we share a commitment to family, community and country. Through a commitment to family, we become more dedicated family members. Through volunteerism, we strive to be better friends and neighbors. Through our patriotic allegiance, we pledge to be better and more dedicated citizens.

●  Mission: Uniting hardworking Americans to secure their financial future while strengthening our communities and country.

●  Values: At WoodmenLife, we value:

◆  PASSION FOR MEMBERS: We act in the best interest of our members at all times, providing them with support and superior service. We own our actions and strive to make a difference for our members and their communities. We operate with speed, integrity and commitment.

◆  SERVICE TO OTHERS: We care deeply about our communities and our country.

We give back to our members and the places they call home. We are there for people when they need us most.

◆  INCLUSION: We value our differences and respect what each of us brings to the table. We are committed to diversity and to providing opportunities for growth, leadership and service to all.

◆  COLLABORATIVE SPIRIT: We drive results through collaboration and teamwork. We share a commitment to our goals and to each other throughout every level of the organization. We speak openly and have the courage to address issues to arrive at the best results for our members and our associates.

◆  OPEN-MINDEDNESS: We are open to new ideas and improved ways of doing things. We are solution-oriented and future-focused. We embrace innovation in our pursuit of growth.

(c)  The chapter develops and implements plans and initiatives (with specific action items and timelines) to engage in and support community outreach and fraternal activity consistent with WoodmenLife’s Common Bond, Mission and Values; and

(d)  The chapter partners with all of WoodmenLife’s associates, community organizations and community leaders to support community outreach and fraternal activity, increase membership and promote WoodmenLife’s insurance and financial services products.

ARTICLE 2

Officers, Election and Installation

Sec. 1. Officers and Their Duties. The chapter shall have the following mandatory officers: President, Past President, Vice President, Secretary, Treasurer, and a minimum of two and maximum of three Auditors. The chapter may also have the following officers: Vice President, Community Outreach; Vice President, Youth Outreach; Vice President, Membership; and Vice President, Publicity. Officers shall be elected and serve for one year and until their successors are elected and qualified. The Past President shall attain his/her office by virtue of having previously served as President.

Chapter officers, and their successors in office, shall safeguard the legal title to all property, real, personal and mixed belonging to the chapter. They shall have charge of the securities and all other evidence of property belonging to the chapter (and youth chapter).

(a)  President. The President shall preside at all meetings of the chapter; facilitate developing and implementing a plan for the chapter to carry out the purposes noted in Article 1, Section 3 of the Bylaws; approve all expenses of the chapter (and youth chapter and/or youth members attached to the chapter); sign all checks or warrants before payment is made; keep and preserve all property belonging to WoodmenLife and entrusted to his care; instruct all chapter officers in their duties (including the assigning of duties) and see that the duties are timely performed; and fill vacancies in an office by appointment until an election is held.

(b)  Past President. The Past President shall install all incoming officers and shall support such officers in their work toward advancing the common bond and mission of WoodmenLife. In the event the President and Vice President are unable to assume the responsibilities of the office of President, the Past President shall assume those duties.

(c)  Vice President. The Vice President shall assist the President by assuming responsibility for programs, projects, initiatives, or other assignments that may be made by the President and, in the absence of the President, shall assume his/her duties. The Vice President shall also be responsible for community outreach initiatives that generate new members, the orientation of new members and maintaining a high level of member participation in Chapter events and activities.

(d)  Secretary. The Secretary shall have charge of the records of the chapter and keep the minutes of its meetings; attend to chapter correspondence; serve as the contact person with the Home Office through the Fraternal Portal (for all electronic communications); issue all requests for approval of expenses incurred by the family, adult or youth chapter/youth division of the chapter; deliver all books and records to the officers of WoodmenLife and/or their representatives when called upon to do so; provide notification to the Treasurer as to the funds deposited into the proper designated account of the family, adult or youth chapter/youth division of the chapter by WoodmenLife; receive all other payments due the chapter and immediately turn them over to the Treasurer; make a monthly statement to the chapter of all funds received on its behalf; notify the Secretary of WoodmenLife immediately of all transfers and expulsions of members; make all reports and deliver all notices required by the National Board of Directors and/or the President & CEO of WoodmenLife; and promptly notify WoodmenLife, after each election, of the roster of all newly elected officers.

(e)  Treasurer. The Treasurer shall verify the deposit of funds into the appropriate chapter account; shall receive all other chapter funds from the Secretary thereof; shall pay all expenses as approved by the Secretary and attested by the President; shall keep a separate account or record of the different funds received by him/her and deposit them in a secure depository designated by, and to the sole credit of, the chapter (or youth chapter); shall report to the chapter annually the activities of the office during the preceding year; and shall perform all other duties required as assigned by the President of the chapter. NOTE: The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, unless there has been full compliance with the provisions of Article 4, Section 1.

(f)  Auditors. The Auditors shall investigate all loans and investments, audit all reports, books and accounts of the chapter (and youth chapter) at the end of every year, and make a report at the first meeting of the chapter in January of each year. More frequent audits may be conducted at the request of the chapter’s President or Secretary or upon the request of the President & CEO of WoodmenLife or his designee. The Chapter shall elect one of the Auditors as chairperson thereof.

(Optional Officers)

(g)  Vice President, Community Outreach. The Vice President, Community Outreach shall coordinate community outreach activities and events as scheduled (on the chapter calendar) with the members/committees responsible for organizing each such activity or event. The Vice President, Community Outreach should also, along with the efforts of the President and other chapter officers, develop/maintain positive relationships between the chapter and various community partners. The Vice President, Community Outreach should participate in the annual calendar planning session to help set the schedule for future community outreach activities and events.

(h)  Vice President, Youth Outreach. The Vice President, Youth Outreach shall coordinate youth activities and events as scheduled (on the chapter calendar) with the members/committees responsible for organizing each such activity or event. The Vice President, Youth Outreach should also develop/maintain positive relationships between the chapter and various youth organizations. The Vice President, Youth Outreach should participate in the annual calendar planning session to help set the schedule for youth activities and events.

(i)  Vice President, Membership. The Vice President, Membership shall coordinate new member outreach activities and events as scheduled (on the chapter calendar) and encourage members to attend these new member activities and events (including meetings and social functions). The Vice President, Membership is also responsible for introducing new members to others from the chapter and coordinating with any and all of WoodmenLife’s associates to develop referral lists and make introductions of prospective members.

(j)  Vice President, Publicity. The Vice President, Publicity shall coordinate with the Chapter President and other officers, chapter committees and the Home Office to publicize local chapter activities and events. This officer should also work closely with WoodmenLife’s Sales associates to bring awareness of WoodmenLife in the community.

Sec. 2. Election and Installation of Officers.

(a)  Chapter officers shall be elected by a majority ballot of all members present during a regular or special meeting in August, September, October, November, or December of each year. The officers so elected or appointed shall be installed on or before the first meeting the following January. No person may serve as President, Secretary, Treasurer, or Auditor and another office at the same time. If an office holder accepts appointment or election to the office of President, Secretary, Treasurer, or Auditor, he/she shall automatically vacate the first office held.

(b)  The outgoing President shall be the installing officer or shall appoint another member to perform that duty or the chapter may do so. All chapter officers may be jointly or severally installed.

(c)  It shall be the duty of the Secretary of every chapter to verify that only qualified members are elected and installed as officers and as Jurisdictional Convention Delegates.

(d)  Whenever any officer-elect of any chapter shall not be present at the time set forth for installation, unless excused by a two-thirds vote of those present, his/her office shall be declared vacant and an election held to fill the vacancy. Should such officer-elect be excused, as herein provided, he/she shall be installed at the next regular meeting and should he/she fail to do so, his/her office shall be declared vacant and an election held to fill the vacancy.

(e)  If charges are proffered against the President, he/she shall stand suspended and the Vice President shall assume the office until the charges are determined by the chapter. If charges are filed against any other officer, the President shall appoint another member to perform the duties of the officer charged until the charges are determined. If determined adversely to such officer, the office shall stand vacated and the chapter shall immediately fill same by election.

Sec. 3. Qualifications of Officer. Any chapter member over the age of sixteen who is in good standing may be qualified as an officer of the chapter, except that no member who is, becomes during his/her tenure in office, or has been within the year immediately preceding, an officer of, an agent of, employed by, independently contracted with or in any other manner associated with, including becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution, may serve as an officer of the chapter or a Jurisdictional Convention Delegate.

If an officer becomes an officer of, an agent of, employed by, independently contracted with, or in any other manner associated with, including becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution during his/her tenure in office, his/her position shall immediately become vacant and the President shall appoint an individual to fill such office until the next election.

Sec. 4. Consecutive Terms. In order to offer greater opportunity for service by all, and especially to new members of WoodmenLife, no elected officer other than the Secretary and Treasurer of the chapter shall serve more than two consecutive terms in the same office, unless there are special reasons for making an exception to the rule. Whether to make an exception shall be determined by a two-thirds vote of the members present after one meeting’s written notice shall have been given. The exception must also be submitted to and approved by the President & CEO of WoodmenLife or his/her designee.

Sec. 5. Duty to Assist All Sales Associates. All Chapter officers and members shall cooperate and aid authorized WoodmenLife Sales associates and Regional Directors in securing increased membership and retaining members. Members working counter to this purpose and/or counter to the mission and common bond of WoodmenLife shall stand suspended from the chapter and may not participate in any of the business or social affairs of the chapter, Jurisdiction or National Convention. “Working counter to this purpose” includes, but is not limited to, becoming an officer of, an agent of, employed by, independently contracted with, or in any other manner, including selling or promoting products of or becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution, unless such sales or activity is permitted by WoodmenLife.

Sec. 6. Duties at End of Term of Office. Every Chapter officer shall, at the expiration of his/her term of office, deliver to the successor in office all funds, securities, property, records, vouchers, seal, and papers of every kind pertaining to the affairs of their Chapter (and/or youth chapter) or members attached thereto.

Sec. 7. Absence. Absence of the most recent Past President or of any elective officer from three consecutive meetings, unless excused for reasonable cause by a majority vote, will be considered on the fourth or any subsequent meeting as equivalent to the resignation of said officer, and the President may order a new election to fill the vacancy. No affirmative action by the chapter is required prior to the calling of a new election by the President. Such election may be called and held during the fourth meeting from which the officer in question is absent.

Sec. 8. Removal. Removal from office of any chapter officer shall automatically occur when any officer is found to have violated any insurance statute or regulation, any securities regulation or any federal or state criminal law that would preclude employment or contracting with WoodmenLife, or who becomes, or has been within the year immediately preceding, an officer of, or holder of a position of trust with, another fraternal benefit society or life-insuring institution. Removal from office of any chapter officer also may be made after one meeting’s notice, upon the complaint of a member and a vote of two-thirds of the members present, provided that there shall be at least twelve members in attendance and the accused officer shall have been notified in writing by the Chapter Secretary to appear and show cause why he/she should not be removed. In the event the accused officer is the Chapter Secretary, such notice shall be given by the Chapter President

Sec. 9. Vacancies. The President of the chapter shall have the right to appoint an officer to fill a vacancy until such time as the chapter shall elect a new officer. Should the office of President become vacant, the Vice President shall assume that office and shall appoint an individual to fill the vacated office of Vice President.

Sec. 10. Compensation. No compensation shall be paid officers of the chapter. However, nothing in these Bylaws shall preclude the payment of reasonable expenses incurred in the legitimate conduct of Chapter business.

ARTICLE 3

Membership, Equal Access, Meetings and Quorum

Requirements

Sec. 1. Membership. The chapter shall accept members in accordance with WoodmenLife’s Constitution and Laws.

Sec. 2. Transfer of Membership. A member may transfer membership to another chapter by submitting a transfer card to the Home Office. Transfer cards shall be issued in accordance with WoodmenLife’s Constitution and Laws.

Sec. 3. Equal Access. The chapter shall implement and enforce WoodmenLife’s Equal Access Policy, which states: WoodmenLife is an equal access fraternal benefit society. It is the policy of WoodmenLife to seek qualified members on a nondiscriminatory basis and to provide all members with equal access to and allow their participation in WoodmenLife’s lodge system based on chapters, chapter events, customer benefits and all other fraternal activities on a nondiscriminatory basis.

Sec. 4. Regular Meetings. Chapters shall schedule regular meetings on such dates, times and places as decided by them, as required by law, and in conformity with WoodmenLife’s chapter calendar guidelines. Failure to hold meetings as required under this provision for a period of one year may result in the following: suspension of the chapter charter, consolidation with another chapter, forfeiture of funds remittance, or transfer of members to another chapter(s) by the President & CEO of WoodmenLife.

Sec. 5. Special Meetings. Special meetings of chapters may be called by the Chapter President or, in his/her absence, by the Vice President, at any time, and shall be called when requested in writing to do so by at least three members. The call of any such special meeting must state the object of the meeting and be mailed by the Secretary to each member’s last-known address at least ten days prior to the date of such meeting. No other business than that stated in the notice shall be considered at the special meeting.

Sec. 6. Quorum. Five members at a regular or special chapter meeting shall constitute a quorum. A fewer number may adjourn to another date.

Sec. 7. Electronic Meetings. Regular and special chapter meetings may be conducted electronically in the event of war, national emergency, or other circumstances as may justify such actions as determined by the President & CEO of WoodmenLife, in his or her sole discretion, and provided that electronic sessions shall utilize a means of communication by which the participants may simultaneously hear each other during the meeting.

ARTICLE 4

Chapter Funds, Property, Audits, and Bonds

Sec. 1. Chapter Funds and Property. Legal title to all property, real, personal and mixed, as well as securities, shall be held in the name of and owned by the chapter. The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, and the chapter officers shall not purchase, acquire, sell, loan, lease, mortgage, encumber, or otherwise deal with any real or personal property entrusted to their care, unless all of the following conditions are strictly complied with:

(a) A written resolution is adopted by the chapter containing detailed instructions as to the property, the contents of which shall have been first communicated to every member thereof, together with a written notice mailed/transmitted at least ten days in advance informing the member as to the place and time the resolution will be offered for consideration. The resolution shall pass only if it receives the affirmative vote of two-thirds of the members present at the meeting referred to in the notice.

(b) The resolution and a copy of the written notice must be submitted to the President & CEO and Secretary of WoodmenLife for approval of the action described in the resolution. If approved, the chapter shall appoint and authorize two chapter officers to execute any and all documents necessary to effectuate the transaction involving chapter assets, including real property. Any and all funds which shall come into the hands of the chapter officers as a result of any transactions involving chapter assets shall be paid over immediately by the chapter officers to the Treasurer of the chapter or credited to the proper account.

(c) Funds of the chapter not needed to meet current expenses shall be invested by the Treasurer. In dealing with the funds and property of the chapter, the chapter officers and Treasurer shall observe the standards in dealing with the assets that would be observed by a “prudent person” dealing with the property of another, with a focus upon preservation of capital rather than upon income or gain, and if the chapter officer has special skills, or is named chapter officer on the basis or representations of special skills or expertise, he/she is under a duty to use those skills. WoodmenLife’s National Board of Directors can, by resolution, give further guidance as to investments that would be appropriate for the funds of a chapter.

(d) In no event shall any Chapter divide or distribute funds, or any part thereof, among its members. However, nothing in these Bylaws shall preclude monetary donations to members facing extreme hardship or illness. Such distributions shall be brought to the membership during a regular or special meeting and be voted on by a majority of members present.

Sec. 2. General Fund. The general fund shall be used for the payment of the necessary expenses of conducting the business of the chapter and for such other purposes as may be provided by the Bylaws of the chapter. The general fund of the chapter shall be used only for the purpose of promoting the welfare of the chapter and for the perpetuation of the chapter as an organization, and its property shall never be divided among its members.

Sec. 3. Auditing Committee. Each Secretary and Treasurer shall have his/her books current and his/her report made out noting the balance of each fund on the last day of December, and the Auditors shall examine the books, vouchers and reports, and give a report at the first regular meeting in the following February.

Sec.4. Bonds of Officers. WoodmenLife’s National Board of Directors and/or members of a chapter may require such officers of chapters to furnish a bond to insure the faithful performance of their duties, the same to be in such forms and sums as they shall determine. Bonds required by the National Board of Directors shall be paid for by WoodmenLife and those required by the chapter shall be paid for by the chapter. A blanket bond, instead of individual bonds, may be authorized.

Sec. 5. Political Contributions. Chapters shall not contribute or donate chapter funds to any federal, state, or local election; political committee; or citizen initiative or referendum.

ARTICLE 5

Disputes and Grievances. Any disputes or grievances involving a member or a chapter shall be resolved pursuant to the procedures set forth in Article 7, Section 1 of WoodmenLife’s Constitution and Laws and such other procedures as may be established by WoodmenLife’s National Board of Directors for handling such disputes or grievances.

ARTICLE 6

Amendments. These Bylaws may be amended from time to time by the National Convention or by the National Board of Directors of WoodmenLife.

JURISDICTIONAL BYLAWS

(The following are rules which prescribe the governance of Jurisdictions of WoodmenLife and should be adopted as provisions of the Bylaws of the Jurisdiction.)

ARTICLE 1

Established Jurisdictions and Purposes

Sec. 1. Established Jurisdictions. The territory in which the Woodmen of the World Life Insurance Society (“WoodmenLife”) is authorized to do business shall be divided into units known as Jurisdictions, and the same shall be named to reflect the geographic location in which they are organized. The specific Jurisdictions shall be as described in these Bylaws, in the attached List of Jurisdictions, and the same may be amended at any time or from time to time as deemed by the National Board of Directors of WoodmenLife to be in the best interests of WoodmenLife and/or each Jurisdiction.

Sec. 2. Purposes. Jurisdictions are subordinate bodies of WoodmenLife. WoodmenLife is a fraternal benefit society that exists for the exclusive benefit of its members and operates under a lodge system based on chapters. This Jurisdiction serves the following essential purposes:

(1) The Jurisdiction and its members form a part of the system that is the foundation through which WoodmenLife’s representative form of government is structured and operates;

(2) The Jurisdiction represents WoodmenLife in its respective geographic area by fostering and communicating WoodmenLife’s:

●   Common Bond – As members of WoodmenLife, we share a commitment to family, community and country. Through a commitment to family, we become more dedicated family members. Through volunteerism, we strive to be better friends and neighbors. Through our patriotic allegiance, we pledge to be better and more dedicated citizens.

●   Mission: Uniting hardworking Americans to secure their financial future while strengthening our communities and country.

●   Values: At WoodmenLife, we value:

◆  PASSION FOR MEMBERS: We act in the best interest of our members at all times, providing them with support and superior service. We own our actions and strive to make a difference for our members and their communities. We operate with speed, integrity and commitment.

◆  SERVICE TO OTHERS: We care deeply about our communities and our country. We give back to our members and the places they call home. We are there for people when they need us most.

◆  INCLUSION: We value our differences and respect what each of us brings to the table. We are committed to diversity and to providing opportunities for growth, leadership and service to all.

◆  COLLABORATIVE SPIRIT: We drive results through collaboration and teamwork. We share a commitment to our goals and to each other throughout every level of the organization. We speak openly and have the courage to address issues to arrive at the best results for our members and our associates.

◆  OPEN-MINDEDNESS: We are open to new ideas and improved ways of doing things. We are solution-oriented and future-focused. We embrace innovation in our pursuit of growth.

ARTICLE 2

Membership

Sec. 1. Composition. Each Jurisdictional Convention shall be comprised of its Jurisdictional Convention Representatives, which consists of its Jurisdictional Convention Officers, its National Convention Delegates to the last regular session of the National Convention, members of National Committees residing in the Jurisdiction, and the following, each of whom shall be a Good-Standing Benefit Member of a chapter located in the Jurisdiction: Past Jurisdictional Convention Presidents, Jurisdictional Convention Delegates from chapters located therein, Fraternal Service Committee members and the Regional Director from each state or division thereof within the Jurisdiction.

Sec. 2. Jurisdictional Convention Representatives Leaving the Jurisdiction. Jurisdictional Convention Representatives relocating outside the Jurisdiction shall be considered to have voluntarily resigned their representation in the Jurisdiction. In the event a Jurisdictional Convention Delegate relocates or is not a Good-Standing Benefit Member of a chapter located in the Jurisdiction, the Alternate Jurisdictional Convention Delegate elected by the chapter from which the resigning member was elected shall take over his/her representation. In the case of a Jurisdictional Convention Officer, the President of the Jurisdiction shall appoint a replacement until the vacancy is filled under the election procedure described in Article 3, Section 11(a) of these Bylaws.

Sec. 3. Duty to Assist All Sales Associates. All Jurisdictional Convention Representatives shall cooperate and aid authorized WoodmenLife Sales associates and Regional Directors in securing increased membership and retaining members. Jurisdictional Convention Representatives working counter to this purpose and/or counter to the mission and vision of WoodmenLife shall stand suspended from the Jurisdiction and may not participate in any of the business or social affairs of the Jurisdictional Convention or National Convention. “Working counter to this purpose” includes, but is not limited to, becoming an agent of, employed by or independently contracted with, or in any other manner, including selling or promoting products of or becoming a holder of a position of trust with, another fraternal benefit society or life-insuring institution, unless such sales activity and products are permitted by WoodmenLife

ARTICLE 3

Officers, Election and Installation

Sec. 1. Jurisdictional Convention Officers and Their Duties. The Jurisdictional Convention Officers shall be the following: President, Immediate Past President, Vice President, Secretary, Treasurer, and a minimum of three and maximum of five Auditors. The Jurisdiction may also have the following optional officers: Vice President, Community Outreach; Vice President, Youth Outreach; Vice President, Membership; and Vice President, Publicity. Jurisdictional Convention Officers shall be elected and serve for four years and until their successors are elected and qualified. The Past President shall attain his/her office by virtue of having previously served as President.

(a)   Past President. The Immediate Past President shall support the Jurisdictional Convention Officers in their work toward advancing the mission and vision of WoodmenLife. In the event the President and Vice President are unable to assume the responsibilities of the office of President, the immediate Past President shall assume those duties until the vacancies are filled under the election procedure described in Article 3, Section 3 of these Bylaws.

(b)   President. The President shall preside at all sessions of the Jurisdictional Convention; be the judge of elections and declare the results thereof; except as otherwise set forth in these Bylaws, appoint all committees necessary to expedite the business of the Jurisdictional Convention; fill vacancies in offices by appointment until an election is held under the election procedure described in Article 3, Section 3 of these Bylaws; sign all documents issued by order of the Jurisdictional Convention; cooperate with the President & CEO of WoodmenLife to further the interests of WoodmenLife within the geographic area of the Jurisdiction; make a report to every session pertaining to the business of the Jurisdiction, together with such recommendations as he/she may deem advisable; and perform such other duties as may be required by WoodmenLife’s Constitution and Laws or these Bylaws.

(c)   Vice President. The Vice President shall assist the President by assuming responsibility for programs, projects, initiatives, or other assignments that may be made by the President and, in the absence of the President, shall assume his/her duties.

(d)   Secretary. The Secretary shall have charge of the records of the Jurisdiction and keep the minutes of its meetings; attend to Jurisdictional correspondence; receive all funds due the Jurisdiction and pay the same immediately to the Treasurer; and perform such other duties as may be required by the Jurisdiction or by the President & CEO of WoodmenLife. The Secretary shall also, within ten days after the adjournment of every session of the Jurisdiction, forward to the Secretary of WoodmenLife a copy of the recorded proceedings of the Jurisdiction, duly signed by the Secretary and the President of the Jurisdiction, together with a duplicate certificate of the Jurisdictional Convention Representatives thereof elected to all offices, including National Convention Delegates and their alternates when appropriate, and a copy of all resolutions and recommendations adopted by the Jurisdictional Convention.

(e)   Treasurer. The Treasurer shall be the custodian of the funds of the Jurisdiction, which shall be deposited into a secure depository designated by, and to the sole credit of, the Jurisdiction; shall pay all expenses as approved by the Secretary and attested by the President; shall keep a correct record and complete account of all receipts and disbursements; and shall make a detailed report to each session of the Jurisdictional Convention regarding his/her transactions and furnish a copy thereof to the President, Secretary and Chairperson of Auditors of the Jurisdiction.

(f)   Auditors. The Auditors of the Jurisdiction and their successors in office shall examine all claims upon the Jurisdiction; audit the books of the Secretary and Treasurer at each regular session of the Jurisdictional Convention; and make a full report thereon to the Jurisdictional Convention, copies of which they shall furnish to the President, Secretary and Treasurer of the Jurisdiction. Jurisdictional Conventions shall elect one of the Auditors as Chairperson

(Optional Officers)

(g)  Vice President, Community Outreach. The Vice President, Community Outreach shall monitor the community outreach activities and events as scheduled by the chapters within the Jurisdiction and assist in coordinating such activities and events if conducted by the Jurisdiction with the Jurisdictional Convention Representatives/ committees responsible for organizing such activities or events. The Vice President, Community Outreach should also encourage the chapters in the Jurisdiction to develop/maintain positive relationships with community partners and conduct an annual calendar planning session for each chapter to set the schedule for future community outreach activities and events.

(h)  Vice President, Youth Outreach. The Vice President, Youth Outreach shall monitor youth activities and events as scheduled by the chapters in the Jurisdiction as well as assist in coordinating such activities and events if conducted by the Jurisdiction. The Vice President, Youth Outreach should also encourage the chapters within the Jurisdiction to develop/maintain positive relationships with various youth organizations and participate in an annual calendar planning session for each chapter to schedule youth activities and events.

(i)  Vice President, Membership. The Vice President, Membership shall monitor new member outreach activities and events as scheduled by chapters and shall encourage members to attend these new member outreach activities and events. The Vice President, Membership should also encourage chapters to introduce new members and coordinate with WoodmenLife’s Sales associates to develop referral lists and invite prospective members to chapter activities and social events.

(j)  Vice President, Publicity. The Vice President, Publicity shall coordinate with the Jurisdictional President and other Jurisdictional Convention Officers, Jurisdictional committees and the Home Office to publicize activities and events within the Jurisdiction. This officer should also work closely with chapters within the Jurisdiction and WoodmenLife’s Sales associates to bring greater awareness of WoodmenLife within the geographic area of the Jurisdiction.

Sec. 2. Jurisdictional Fraternal Committee, Election, Term of Office, Report to the Jurisdiction; Vacancy.

(a)  The Jurisdictional Fraternal Committee shall be composed of a chairperson and not fewer than two or more than four additional members and shall be elected by each Jurisdiction in the same manner and for the same term as the officers of the Jurisdiction.

(b)  The members of the Jurisdictional Fraternal Committee shall be members of the Jurisdictional Convention with all rights and privileges of any other member.

(c)  The committee shall have the responsibility of promoting fraternalism within the Jurisdiction and of preparing reports and making recommendations concerning the advancement of WoodmenLife’s fraternal endeavors. The committee shall coordinate the Jurisdictional Fraternal Program with the National Program through the Office of the Secretary of WoodmenLife, and the committee chairperson shall make a report to each session of the Jurisdiction.

(d)  Any vacancy existing on the committee may be filled by the Jurisdictional President.

Sec. 3. Election and Installation of Jurisdictional Convention Officers.

(a)  A procedure for nominating a Jurisdictional Convention Representative to serve as a Jurisdictional Convention Officer shall be established by the Jurisdiction and may involve nominating such Jurisdictional Convention Representatives through a nominating committee or nominations made from the floor.

(b)  Once the report of the nominating committee is accepted and no additional nominations are received or, in the case of nominations from the floor, all nominations are received and the process is closed, Jurisdictional Convention Officers shall be elected by a majority of all Jurisdictional Convention Representatives present at each quadrennial session of the Jurisdiction. The Jurisdictional Convention Officers so elected shall be installed during the same meeting of the Jurisdiction in which they were elected.

(c)  Any National Director who is present may preside at the installation of all incoming Jurisdictional Convention Officers. In the event that no National Director is present, the Immediate Past President shall preside at the installation or shall appoint any other Jurisdictional Convention Representative to perform that duty. All Jurisdictional Convention Officers may be jointly or severally installed.

Sec. 4. Qualifications of Jurisdictional Convention Officers.

(a)  Any Good-Standing Benefit Member of WoodmenLife who resides in the Jurisdiction and is a Jurisdictional Convention Representative as described in Article 2, Section 1 of these Bylaws is qualified to serve as a Jurisdictional Convention Officer, except that no such Jurisdictional Convention Representative who is, becomes during his/her tenure in office, or has been within the year immediately preceding, an agent of, employed by, independently contracted with, or in any other manner selling or promoting products of another fraternal benefit society or life-insuring institution unless such sales and products are authorized by WoodmenLife, may serve as a Jurisdictional Convention Officer or a National Convention Representative. If a Jurisdictional Convention Representative becomes disqualified during his/her tenure in office, his/her position shall immediately become vacant and the Jurisdictional Convention President shall appoint an individual to fill such office until an election is held.

(b)  No person who has retired as an officer, member of the National Board of Directors, employee, or Sales Representative of WoodmenLife, and is drawing retirement or disability benefits from WoodmenLife, may be elected as the Jurisdictional President or as a National Convention Delegate or alternate thereto.

(c)  No person, including an alternate National Convention Delegate, may serve in two Jurisdictional offices at the same time. If a Jurisdictional Convention Officer or National Convention Delegate accepts appointment to an additional office, he/she shall automatically vacate the first office held.

Sec. 5. Officers to Report to the Jurisdictional Convention. All Jurisdictional Convention Officers and National Convention Delegates shall make written report to the Jurisdictional Conventions, reporting their activities on behalf of WoodmenLife since assuming their offices.

Sec. 6. National Convention Delegates and Alternates. National Convention Delegates and alternates thereto shall be elected at all regular sessions of the Jurisdiction held in the same year as WoodmenLife’s National Convention in the manner described in Article 3, Section 3 of these Bylaws.

Sec. 7. Bonds of Jurisdictional Convention Officers. WoodmenLife’s National Board of Directors and/or Jurisdictional Convention Representatives may require certain Jurisdictional Convention Officers to furnish a bond to insure the faithful performance of their duties, the same to be in such forms and sums as they shall determine. Bonds required by the National Board of Directors shall be paid for by WoodmenLife, and those required by the Jurisdictional Convention Representatives shall be paid for by the Jurisdiction. A blanket bond, instead of individual bonds, may be authorized.

Sec. 8. Consecutive Terms. In order to offer greater opportunity for service by all, and especially to newer members of WoodmenLife, no elected Jurisdictional Convention Officer other than the Secretary or Treasurer shall serve consecutive terms in the same office, unless there are special reasons for making an exception to the rule. Whether to make an exception shall be determined by a two- thirds vote of the members present at either a regular or special meeting of the Jurisdiction.

Sec. 9. Duties at End of Term of Office. Every Jurisdictional Convention Officer shall, at the expiration of his/her term of office, deliver to the successor in office all funds, securities, property, records, vouchers, seals, and papers of every kind pertaining to the affairs of the Jurisdiction.

Sec. 10. Removal. Removal from office of any Jurisdictional

Convention Officer shall automatically occur when any Jurisdictional Convention Officer is found to have violated any insurance statute or regulation, any securities regulation or any federal or state criminal law that would preclude employment with WoodmenLife or who becomes, or has been within the year immediately preceding, an agent of, employed by, independently contracted with, or in any other manner sold or promoted products of another fraternal benefit society or life-insuring institution unless such sales and products are authorized by WoodmenLife. Removal from office of any Jurisdictional Convention Officer may also occur upon the complaint of any Jurisdictional Convention Representative to the President of the Jurisdiction after ten days’ written notice by the Secretary to each Jurisdictional Convention Representative and a vote of two-thirds of the Jurisdictional Convention Representatives present at any regular meeting of the Jurisdiction or at a special meeting called for that purpose, provided that there shall be at least twelve Jurisdictional Convention Representatives in attendance and the accused Jurisdictional Convention Officer shall have been notified in writing by the Jurisdictional Secretary to appear and show cause why he/she should not be removed. If any Jurisdictional Convention Representative seeks to remove the Jurisdictional President from office, complaint shall be made to the Jurisdictional Vice President, who shall cause the Secretary to send the notices described above.

Sec. 11. Vacancies.

(a)  The President of the Jurisdiction shall have the right to appoint a Jurisdictional Convention Officer to fill a vacancy until such time as the Jurisdictional Convention Officers shall elect a new officer. In the event the office of President should become vacant, either through removal, resignation or death, the Vice President shall assume the position of President and shall appoint a Jurisdictional Convention Officer to the office of Vice President until such time as the Jurisdictional Convention Officers shall elect a new Vice President. In the event that both the offices of President and Vice President shall become vacant at the same time, the Immediate Past Jurisdictional President shall serve in the office of President and shall appoint a Vice President, each of whom shall serve in such offices until such time as the election is held and the new Jurisdictional Convention Officers are installed. In the event the Immediate Past Jurisdictional President is unable to serve as Jurisdictional President, a preceding Past Jurisdictional President, in order of he/she who most recently served in such position, shall serve in his/her stead.

(b)  When any Jurisdictional Convention Officer or National Convention Delegate from any Jurisdiction and/or his/her alternate moves from the geographic area of his/her Jurisdiction for any reason, his/her office and membership therein shall immediately become vacant, except in the case where he/she resides in an adjoining state and continues to be active in the Jurisdiction he/she represents.

(c)  If the Chapter to which any Jurisdictional Convention Officer or National Convention Delegate from a Jurisdiction belongs shall have less than twenty members in good standing on December 31 immediately preceding the session of the Jurisdictional Convention, his/her office therein shall immediately become vacated, and all rights and privileges thereof shall cease.

Sec. 12. Compensation. No compensation shall be paid to the Jurisdictional Convention Officers. Nothing in these Bylaws, however, shall preclude the payment of reasonable expenses incurred in the legitimate conduct of Jurisdictional business.

ARTICLE 4

Equal Access, Meetings and Quorum Requirements

Sec. 1. Equal Access. The Jurisdiction shall implement and enforce WoodmenLife’s Equal Access Policy, which states: WoodmenLife is an equal access fraternal benefit society. It is the policy of WoodmenLife to seek qualified members on a nondiscriminatory basis and to provide all members with equal access to and allow their participation in WoodmenLife’s chapter system, chapter events, customer benefits and all other fraternal activities on a nondiscriminatory basis.

Sec. 2. Sessions and Quorums of Jurisdictional Conventions.

(a)  Regular Sessions. Regular sessions of Jurisdictional Conventions shall be held quadrennially. These regular sessions shall be held at such places within the geographic area of the Jurisdiction as the Jurisdictional Convention Officers shall determine, on such dates as the President & CEO of WoodmenLife shall approve, which shall not be earlier than the first Tuesday in March or later than the fourth Tuesday in May of the Jurisdictional meeting year. The Secretary of the Jurisdiction shall notify the Secretary of WoodmenLife of the place chosen for the next session of their Jurisdictional Convention not later than November 30 preceding any session thereof. Sessions of the Jurisdictional Convention may be postponed or conducted electronically in the event of war, national emergency, or other circumstances as may justify such actions as determined by the President & CEO of WoodmenLife, in his or her sole discretion, and provided that electronic sessions shall utilize a means of communication by which all Jurisdictional Convention Representatives participating may simultaneously hear each other during the session.

(b)   Special Sessions.

(1)  Special sessions of the Jurisdictional Convention may be called by the President of the Jurisdiction, at such times and places as he/she shall determine, whenever the President deems it necessary for the good of the Jurisdiction and shall be called whenever five Jurisdictional Convention Officers, in writing, request the same.

(2)  Special sessions shall have all the authority and powers possessed by regular sessions and shall be composed of the Jurisdictional Convention Representatives who attended, or were entitled to attend, the last regular session of the Jurisdictional Convention.

(c)  Quorum. A majority of the Jurisdictional Convention Representatives entitled to sit in any session of any Jurisdictional Convention shall constitute a quorum for the transaction of any business rightfully presented for action. A fewer number may adjourn to another date. A majority of any committee of any Jurisdictional Convention shall constitute a quorum for the transaction of any business rightfully presented for action. A fewer number may adjourn to another date.

(d)  Order of Business. The order of business at each regular or special session shall be determined by the Jurisdictional President and the Jurisdictional Convention Officers.

Sec. 3. Meetings and Quorums of Jurisdictional Convention Officers.

(a)  Regular. The Jurisdictional Convention Officers may hold regular meetings on such dates and at such places as may be determined by them.

(b)  Special. Special meetings of the Jurisdictional Convention Officers may be called by the President of the Jurisdiction, at such times and places as he/she shall determine, whenever the President deems it necessary for the good of the Jurisdiction and shall be called whenever five Jurisdictional Convention Officers, in writing, request the same.

(c)  Quorum. A majority of the Jurisdictional Convention Officers shall constitute a quorum at all meetings, but the affirmative vote of a majority of the Jurisdictional Convention Representatives qualified to vote on any matter shall be required to determine all issues rightfully before the Jurisdictional Convention Representatives. A fewer number may adjourn to another date.

(d)  Order of Business. The order of business at each regular or special meeting shall be determined by the Jurisdictional President and the Jurisdictional Convention Officers.

(e)  Conduct. Any meeting, regular or special, of the Jurisdictional Convention Officers may be conducted by telephone and/or video conference at the discretion of the President of the Jurisdiction. Furthermore, in the event a Jurisdictional Convention Officer is unable to appear in person at any meeting, regular or special, of the Jurisdictional Convention Officers, said Officer may appear via telephone and/or video conference at the discretion of the President of the Jurisdiction.

Sec. 4. Prerogatives of the National Convention Officers.

(a)  National Convention Officers shall be admitted to all sessions of the Jurisdictional meetings, with full authority to report and discuss any matter affecting WoodmenLife, but they shall have no voting rights.

(b)  Should the President or any other Jurisdiction Convention Representative proceed contrary to the laws of WoodmenLife, the highest-ranking National Convention Officer present shall have authority to assume the position and authority of the Jurisdictional President.

(c)  Should any Jurisdictional Convention Representative refuse to allow or prevent said National Convention Officer from assuming the position and authority of the Jurisdictional President, said Jurisdiction shall be denied representation in the National Convention.

ARTICLE 5

Jurisdiction Funds, Property and Audits

Sec. 1. Jurisdictional Expenses.

(a)  Jurisdictions shall approve and pay those expenses associated with the Jurisdictional meetings and conducting the affairs of the Jurisdiction. As to reasonable expenses of Jurisdictional Convention Representatives or Jurisdictional Convention Officers, no claim shall be allowed by any Jurisdiction unless and until the same has been referred to, and approved by, the Treasurer or a committee of the Jurisdiction appointed for that purpose, and then only after such recommendation has been adopted, in whole or in part, by a vote of the Jurisdictional Convention Representatives.

(b)  Any Past President not residing within the territory of the Jurisdiction shall be limited to travel expenses from the chapter within the Jurisdiction in which he/she holds a membership to the site of the Jurisdictional meeting.

(c)  The reasonable expenses of Jurisdictional Convention Delegates to attend the Jurisdictional meetings, or any part of such expense, may be paid by the chapter represented by such Jurisdictional Convention Delegate.

Sec. 2. Member Proration.

(a)  In addition to all other sums, WoodmenLife shall pay a member proration to help defray the costs of holding each regular meeting of the Jurisdiction. The amount of the member proration shall be established by the National Board of Directors for each and every Good-Standing Benefit Member credited to the subordinate bodies located within the geographic area of the Jurisdiction as shown on the records of the Secretary of WoodmenLife as of November 30 immediately preceding any regular meeting of the Jurisdiction.

(b)  Should the proration herein provided for, and contributed by WoodmenLife, exceed the expenses of the regular meeting of the Jurisdiction, the surplus funds may be used to pay, in whole or in part, a Jurisdictional Convention

Delegate’s reasonable expenses.

Sec. 3. Jurisdictional Funds and Property. The Treasurer shall not pay out, or contract to pay out, any sum of money, except for current expenses, and the Auditors shall not purchase, acquire, sell, loan, lease, mortgage, encumber, or otherwise deal with any real or personal property entrusted to their care, unless all of the following conditions are strictly complied with:

(a)  A written resolution is adopted by the Jurisdiction containing detailed instructions as to the property, the contents of which shall have been first communicated to every Jurisdictional Convention Representative thereof together with a written notice mailed/transmitted at least ten days in advance informing the Jurisdictional Convention Representatives as to the place and time the resolution will be offered for consideration. The resolution shall pass only if it receives the affirmative vote of two-thirds of the Jurisdictional Convention Representatives present at the meeting referred to in the notice.

(b)   The resolution and a copy of the written

notice must be submitted to the President & CEO and Secretary of WoodmenLife for approval of the action described in the resolution. Any and all funds which shall come into the possession of the Auditors as a result of any transactions involving Jurisdiction assets shall be paid over immediately by the Auditors to the Treasurer or credited to the proper account.

(c)  Funds of the Jurisdiction not needed to meet current expenses shall be invested by the Treasurer. In dealing with the funds and property of the Jurisdiction, the Jurisdictional Convention Officers and Treasurer shall observe the standards in dealing with the assets that would be observed by a “prudent person” dealing with the property of another, with a focus upon preservation of capital rather than income or gains, and if the Jurisdictional Convention Officer or Treasurer has special skills or is named Jurisdictional Convention Officer or Treasurer on the basis or representations of special skills or expertise, he or she is under a duty to use those skills. WoodmenLife’s National Board of Directors can, by resolution, give further guidance as to investments that would be appropriate for the funds of a Jurisdiction.

(d)  In no event shall any Jurisdiction divide or distribute funds, or any part thereof, among its Jurisdictional Convention Representatives.

Sec. 4. Auditing Committee. Each Secretary and Treasurer shall have his/her books current and his/her report made noting the balance of each fund on the last day of December each year, and the Auditors, acting as the Auditing Committee, shall examine the books, vouchers and reports and give a written report to the President by March 1 of the following year. Such report shall be made available for examination by any Jurisdictional Convention Representative who so requests.

Sec. 5. Political Contributions. Jurisdictions shall not contribute or donate jurisdictional funds to any federal, state, or local election; political committee; or citizen initiative or referendum.

ARTICLE 6

Disputes and Grievances. Any disputes or grievances involving a Jurisdictional Convention Representative may be submitted by a Jurisdictional Convention Representative having knowledge of the issue with the President of the Jurisdiction. The President of the Jurisdiction shall review the dispute or grievance and render a determination within thirty days of receipt of the dispute or grievance. The President of the Jurisdiction’s determination of the dispute or grievance may be appealed in writing to the President & CEO of WoodmenLife within thirty days of the President of the Jurisdiction’s determination. The President & CEO decision shall be final unless the member or Jurisdiction files a written appeal of the decision within thirty days to the Judiciary Committee as provided for in Article 8 of the Constitution and Laws. The decision of the President & CEO will be effective unless and until the decision is modified by the Judiciary Committee.

ARTICLE 7

Amendments. These Bylaws may be amended in the following manner only: (a) by the method set forth in Article 2, Section 2 (c), of WoodmenLife’s Constitution and Laws; or (b) by adopting proposals for such amendments in writing, originating from any of the regular meetings of a Jurisdiction or the National Convention and enacted in accordance with Article 9, Section 1 of WoodmenLife’s Constitution and Laws.

ESTABLISHED JURISDICTIONS

WOODMENLIFE

The territory in which WoodmenLife is authorized to do business shall be divided into units known as Jurisdictions and the same shall be as follows:

(1) Jurisdiction of Alabama, composed of the State of Alabama.

(2) Jurisdiction of Arkansas, composed of the State of Arkansas and the counties of Boone, Cass, Clay, Greene, Howell, Jackson, Livingston, and Platte, Missouri.

(3) Jurisdiction of the Pacific, composed of the States of California, Hawaii, Nevada, Washington, Oregon, Idaho, Utah, Wyoming, Alaska, and Montana.

(4)	Jurisdiction of Florida, composed of the State of Florida.

(5)	Jurisdiction of Georgia, composed of the State of Georgia.

(6) Jurisdiction of the Great Lakes, composed of the States of Illinois, Indiana and Michigan and the counties of Audrain, St. Charles and St. Louis, Missouri.

(7) Jurisdiction of Iowa, composed of the States of Iowa, Minnesota and Wisconsin.

(8) Jurisdiction of Kentucky, composed of the State of Kentucky and the county of Dunklin, Missouri.

(9) Jurisdiction of Louisiana, composed of the State of Louisiana.

(10) Jurisdiction of the Mid-Atlantic, composed of the States of Delaware, Maryland and the District of Columbia.

(11) Jurisdiction of Mississippi, composed of the State of Mississippi.

(12) Jurisdiction of Nebraska, composed of the States of Nebraska, North Dakota, South Dakota, and Colorado.

(13) Jurisdiction of New Mexico, composed of the States of New Mexico and Arizona and the counties of El Paso and Hudspeth, Texas.

(14) Jurisdiction of the Northeast, composed of the States of New York, Connecticut, Massachusetts, Rhode Island, Maine, New Hampshire, New Jersey, and Vermont.

(15) Jurisdiction of North Carolina, composed of the State of North Carolina.

(16)	Jurisdiction of Ohio, composed of the State of Ohio

(17) Jurisdiction of Oklahoma-Kansas, composed of the States of Oklahoma and Kansas.

(18) Jurisdiction of Pennsylvania, composed of the State of Pennsylvania.

(19) Jurisdiction of South Carolina, composed of the State of South Carolina.

(20) Jurisdiction of Tennessee, composed of the State of Tennessee.

(21)	Jurisdiction of Texas, composed of the State of Texas

except for the counties of El Paso and Hudspeth.

(22) Jurisdiction of Virginia, composed of the State of Virginia.

(23) Jurisdiction of West Virginia, composed of the State of West Virginia.

RULES OF ORDER FOR USE BY SUBORDINATE BODIES

Sec. 1. When the President takes the Chair, the officers and members take their respective seats.

Sec. 2. No member shall interrupt another while speaking unless to raise a point of order, and while speaking no member shall pass between him/her and the President.

Sec. 3. Every member who desires to speak shall arise and respectfully address the President and, while speaking, shall confine himself/herself to the question under consideration and avoid all personalities, indecorous and sarcastic language or reflection on the subordinate body, or its members.

Sec. 4. If two or more members arise to speak at the same time, the President shall decide who is entitled to the floor.

Sec. 5. No member shall speak more than once on the same subject until all members desiring to speak shall have had an opportunity to do so and not more than twice without permission from the President.

Sec. 6. If a member, while speaking, be called to order by the President, he/she shall cease speaking and take his (her) seat until the question of order has been determined and permission is given him/her by the President to proceed.

Sec. 7. No motion shall be subject to debate until it has been seconded and stated by the President, and it shall be reduced to writing if requested by any member.

Sec. 8. Any member may call for a division of a question, which shall be divided if it embraces two or more distinct propositions.

Sec. 9. When a question is before the subordinate body, no other motion shall be entertained except to move the previous question, to lay on the table, to postpone indefinitely, to postpone to a certain time, to recommit or to amend, which motions shall severally have precedence in the order named.

Sec. 10. When a question is postponed indefinitely, it shall not be acted on again during the session.

Sec. 11. On the call of five members, the subordinate body may demand that the previous question shall be put, and until it is decided, further amendments to the main question and debate thereon shall be precluded.

Sec. 12. The previous question shall be put in this form: “Shall the main question be now put?”

Sec. 13. When a blank is to be filled and different sums, numbers or times shall be proposed, the question shall first be taken on the highest sum or number and on the longest or latest time.

Sec. 14. Every member present shall, if requested, vote on every question before the subordinate body unless for special reason the subordinate body shall excuse him/her.

Sec. 15. No motion for reconsideration shall be entertained unless moved by a member who voted with the majority in the first instance and be made within two meetings after taking the vote on the motion.

Sec. 16. The member first named on a committee shall act as chair thereof, unless one shall be agreed on by the committee.

Sec. 17. The consequences of a measure may be attacked in strong terms, but the good faith of those who propose or advocate it shall not be challenged.

Sec. 18. While the President is putting a question or addressing the subordinate body, no member shall walk about or leave the hall or engage in conversation.

Sec. 19. No motion can be made by a member while another is speaking, and no motion can be made without the member’s arising and addressing the Chair.

Sec. 20. No member shall arise to speak until the one occupying the floor shall have taken his/her) seat, and if the member wishing to follow has spoken on the subject twice, he/she shall not be recognized by the President until others have had an opportunity to speak.

Sec. 21. No member shall commence speaking on a question until recognized by the President.

Sec. 22. Whenever a question shall arise in the subordinate body as to the construction of the laws, it shall be referred to the President & CEO of WoodmenLife, whose decision shall be entered on the minutes and be final.

Sec. 23. In all matters not expressly covered above, any questions of order shall be resolved as provided by the most currently available edition of Robert’s Rules of Order.

DUTIES OF OFFICERS

Sec. 1. The President & CEO.

The President & CEO shall be the chief executive officer of WoodmenLife and shall have general supervision over the affairs of WoodmenLife. The President & CEO shall:

(a)  be a member of the Executive and Investment Committees;

(b)  preside over all sessions of the National Convention and all meetings of the Executive and Investment Committees or designate someone to do so;

(c)  enter into written contracts with Sales associates for the solicitation of applications for membership under such terms as may be agreed upon, subject to the review of any such contracts by the National Board of Directors at its discretion;

(d)  prescribe and/or approve all forms and blanks and all other printed materials and publications issued or used by WoodmenLife or the National Convention and any of its departments, subdivisions, subordinate bodies, and associates, or cause the same to be done, and no officer, associate or member, or other persons, shall publish or use any such materials not so authorized or approved;

(e)  prescribe the forms of all benefit certificates of membership to be issued by WoodmenLife and prescribe all plans under which persons are admitted to membership in WoodmenLife, together with the rates of payments under any and all such certificates when such plans and amounts have not been theretofore prescribed by the National Convention or the National Board of Directors;

(f)  have authority to reinsure or coinsure WoodmenLife’s liability, or any portion thereof, on any and all certificates of membership now outstanding and/or hereafter issued;

(g)  with the assistance and approval of the National Board of Directors, prepare and publish the rituals and ceremonials of WoodmenLife; be the custodian of and instructor in all the rituals thereof; and promulgate to all chapters the password to be used in conjunction with the historic ritual;

(h)  examine, or cause to be examined, every application for membership in WoodmenLife and every application for any benefit and, if found to conform to all requirements for such, shall approve said applications or cause the same to be done;

(i)  subject to the limitations elsewhere contained in the Constitution and Laws, establish rules and rates with reference to applications on standard and substandard risks and, with respect thereto, shall classify all such risks as to physical and mental impairment, occupation, residence, habits, morals, environment, finances, previous experience and any other factors that may be deemed wise, and cause to be fixed such rules, rates and extra rates as may be required by customary underwriting practices;

(j)  grant written dispensations for any purpose except to admit a person to membership who is not physically or mentally qualified under the Constitution and Laws, provided that no authority is given to do anything that will impair the contract of a beneficiary member of WoodmenLife;

(k)  make a report on the state of affairs of WoodmenLife at each regular session of the National Convention;

(l)  sign all documents and other papers requiring his/her signature and customarily signed by the president of a corporation;

(m)  appoint committees from the Good-Standing Benefit Members of WoodmenLife to assist in WoodmenLife’s management, to be known as Presidential Committees, and which committees shall be responsible to and under the direction of the President & CEO;

(n)  appoint persons to examine or audit the books, records and accounts of any subordinate body of WoodmenLife, or officers thereof, and may suspend or remove from office any officer of any subordinate body thereof when satisfactory information exists that any such officer is negligent of his/her duties or incompetent;

(o)  whenever the President & CEO of WoodmenLife believes that the funds and/or property of any subordinate body are being or will be improperly diverted, disposed of, wasted, destroyed or distributed, he/she shall have full authority, in the name of WoodmenLife, to have such action enjoined and to seize such funds and/or property by action in court or otherwise, in order to preserve the same. He/She may render to the subordinate body concerned such report regarding any examination of its books or such other action herein authorized as he/she shall deem necessary; and

(p)  discipline and, in furtherance thereof, have power to suspend or revoke charters of subordinate bodies for:

(1)  refusing to conform to the Constitution and Laws and Bylaws and Rules of Order of Subordinate Bodies;

(2)  refusing to make reports required by WoodmenLife or any of its officers;

(3)  wrongfully withholding any funds or property belonging to WoodmenLife or any of its subordinate bodies;

(4)  disseminating communications or circulars derogatory to WoodmenLife or any of its officers;

(5)  soliciting contributions when not authorized by the President & CEO of WoodmenLife except for typical fraternal and community activities;

(6)  instituting suits or other legal proceedings against WoodmenLife or any of its officers without first using the Dispute Resolution Procedures as outlined in Article 7 of the Constitution and Laws; or

(7)  failing or refusing to comply with or conform to any lawful demand by the President & CEO or other officers of WoodmenLife.

The members of any subordinate body whose charter has been suspended or revoked shall continue to make their required payments to the Home Office of WoodmenLife until the matter shall be finally determined in accordance with the Constitution and Laws.

Any member of WoodmenLife who is found by the President & CEO of WoodmenLife, after due inquiry, to be responsible for any of the foregoing acts shall be barred from a seat in any Jurisdictional or National Convention and, if occupying such an office, shall be removed; and if such member is an officer of a subordinate body of WoodmenLife, the President & CEO of WoodmenLife may declare the office vacant.

Any subordinate body, and any member thereof, aggrieved by any action herein authorized may appeal to the Judiciary Committee by giving written notice thereof to the Secretary of WoodmenLife within thirty days after notice of any such action. The matter shall be disposed of by the Judiciary Committee as provided in Article 8 of the Constitution and Laws;

(q)  appoint one or more approving officers who shall serve at the pleasure of the Executive Committee, and whose duty it shall be to examine and approve every claim against WoodmenLife payable from any of its funds, except in any benefit certificate, and no check shall be drawn unless and until approved by an approving officer (no such person shall have authority to approve his/her own claim against WoodmenLife);

(r)  have authority to designate individuals in addition to the Executive Officers authorized to execute contracts on behalf of WoodmenLife;

(s)  except as otherwise specified by the National Board of Directors within its constitutional authority, and not inconsistently with or repugnant to their duties and functions set forth and defined elsewhere in the Constitution and Laws, have authority to designate the title of any officer or other person employed in any capacity by WoodmenLife and to assign and reassign the duties of all Executive Officers, officers and associates of WoodmenLife;

(t)  make recommendation to the National Board of Directors for the appointment of a General Counsel and/or Chief Legal Officer, who shall serve at the pleasure of the Board and who shall be under the direct supervision of the President & CEO and perform all duties assigned;

(u)  appoint up to three Executive Vice Presidents and any other additional Executive Vice President position approved by the National Board of Directors;

(v)  appoint a Medical Director, who shall be under the direct supervision of the Chief Underwriter and who shall perform all duties assigned;

(w)  administer the National Fraternal Program and report on same to the National Convention;

(x)  have the authority to suspend or remove chapter and/or Jurisdictional officers or members of any subordinate body of WoodmenLife when, in his opinion, good cause exists for such removal;

(y)  make recommendation to the National Board of Directors for the appointment of the Secretary of WoodmenLife; and

(z)  perform such other duties as are imposed upon him/her in the Constitution and Laws or as may be assigned to him/her by the National Convention and/or the National Board of Directors and which are not otherwise inconsistent with the Constitution and Laws.

Sec. 2. Secretary.

The Secretary, or designee thereof as may be approved by the President and CEO, shall be the chief recording officer of WoodmenLife organizational documents and shall:

(a)  be responsible for and keep and maintain all the official organizational records of WoodmenLife, the National Convention, the National Board of Directors, the Executive and Investment Committees, and all other committees provided for herein, except such records as are specifically exempted and made the special trust of another officer under the Constitution and Laws;

(b)  at all sessions of the National Convention, meetings of the National Board of Directors and Standing Committees, all bills, communications and all other papers shall be read by him/her, or they shall be read by someone appointed by the President & CEO, except reports of other committees, which may be read by the Chair or any member thereof;

(c)  make a full and complete report of all his/her transactions to every regular session of the National Convention;

(d)  make full and complete reports, in the manner and time required by the several state insurance departments and all other government agencies having jurisdiction over any of the affairs of WoodmenLife;

(e)  sign all official documents of WoodmenLife requiring his/her signature, affixing thereto the seal of WoodmenLife when necessary; and he/she shall prepare and certify, under the seal of WoodmenLife, all copies of books, records and other documents of WoodmenLife, or portions thereof, which may be required for any purpose;

(f)  be the custodian of all the supplies, furniture, fixtures and other personal property belonging to WoodmenLife, excepting cash and investments, and shall dispose of same only upon proper orders and in accordance therewith, keeping a complete and accurate account of all such purchases, sales, re-sales and/or exchanges thereof;

(g)  in addition to the President & CEO, shall sign all new certificates issued by WoodmenLife;

(h)  perform all other duties customarily performed by the Secretary of a corporation; and

(i)  perform all duties as required by the Constitution and Laws and such other duties as may be assigned by the President & CEO.